UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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LUXFER HOLDINGS PLC

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LUXFER HOLDINGS PLC
Lumns Lane
Manchester M27 8LN
United Kingdom
Telephone No. +44 (0) 161-300-0700
E-Mail: investor.relations@luxfer.com

ANNUAL GENERAL MEETING

April 22, 2020
Dear Luxfer Shareholders:
I have the pleasure of enclosing the notice of Luxfer’s 2020 Annual General Meeting of shareholders (“AGM” or the “Annual General Meeting”). The AGM will be held at our headquarters, particularly at the Luxfer MEL Technologies site, which is located at Lumns Lane, Manchester M27 8LN, United Kingdom, on June 3, 2020, at 2:00 p.m. (U.K. time).* The formal notice of the AGM is set out on page i of this document (the “Notice”). As a holder of ordinary shares, you may attend and/or vote at the AGM, or you can appoint another person as your proxy. To be valid, a form of proxy must be submitted in accordance with the instructions set out in the Notes to the Notice on page iii.
During 2019, we made significant progress in positioning Luxfer for long-term success. Specifically, we continued to execute on our transformation plan, which was commenced in 2017, by simplifying Luxfer’s structure, launching growth initiatives, delivering strong productivity, and investing in our culture and talent. While we experienced challenges in 2019, due largely to weaknesses in the industrial and energy end markets, and are now faced with navigating the economic headwinds caused by the COVID-19 pandemic, we are confident in Luxfer's ability to generate long-term shareholder value.
As part of our ongoing simplification initiative, we transitioned from a foreign private issuer to a domestic issuer as of January 1, 2019. Through the increased transparency of financial information and higher corporate governance standards associated with domestic issuer status, we made it possible for Luxfer shares to be included in the Russell 3000 index. Inclusion in the index has attracted new, high-quality shareholders, while also allowing the orderly exit of some legacy debt holders. We thank our shareholders for recognizing our simplification efforts, which has helped us increase our liquidity (as measured by the average number of shares traded on a daily basis) over the last three years by nearly 4x. Additionally, as part of our simplification efforts in 2019, we enhanced our Board of Directors, including the appointment of a new Chair, David Landless, and the addition of two new Directors, Allisha Elliott and Lisa Trimberger. These additions improved our Board, as our Directors now have a greater range of tenure, diversity, and public company experience, thus facilitating effective oversight and a better balance between historical experience and fresh perspectives.
Furthermore, through implementation of the Luxfer Business Excellence Standard Toolkit (“Luxfer BEST”) – which focuses on using Lean principles to drive operational excellence, new product development, and back office standardization – we made significant strides in seeding organic growth. Particularly, we achieved strong gains in multiple areas, including alternative fuel, zirconium catalysis, and decontamination products. These gains partially offset the challenges we faced in 2019 due to declines in the industrial and energy end markets, and, more importantly, demonstrated our commitment to new growth initiatives. I am proud of the momentum established by our growth initiatives, and I am confident these efforts will continue to deliver differentiated share gains in the future.
Additionally, productivity remained an important focus in 2019, as the Luxfer team completed several projects aimed to increase savings and overall efficiency. Smaller projects included reducing our spend on electricity, gas, and freight, as well as introducing new ERP software at some of our facilities. Larger projects included the divestiture of our magnesium recycling business in the

Czech Republic and the closure of our gas cylinders facility in France. Through these projects, we created additional capacity and consolidated production into our existing facilities in Nottingham, Riverside, Cincinnati, and St. Louis. I am proud of the teams who successfully led these productivity enhancements, and I am grateful to the numerous Luxfer leaders who successfully minimized any customer disruption during these critical moves. I am eager to see the future benefits resulting from these productivity efforts, as well as our ongoing investments to drive efficiency in areas such as ERP, IT infrastructure, and back office support.
Moreover, we continue to invest in our culture and talent to ensure we maintain our competitive advantage. Over the past twelve months, our top 50 employees have gone through a 1-2 day training session focused on improving our culture and living our values. In addition, we have increased resources and time allocated to employee training, recruitment, personal development, and retention.
While our organic revenue declined 7.1% and our adjusted EBITDA declined 14.4% year-over-year, I believe it is important to view these results in the context of Luxfer’s transformative history. From year-end 2016 to year-end 2019, Luxfer’s revenue CAGR was 2.9%, and our EBITDA CAGR was 9.8%, largely due to our ability to achieve greater efficiency and positive operating leverage. As a result, our management return on invested capital has increased 730 basis points during the same period to 16.5% in 2019.1
Our strategic progress in 2019, coupled with the hard work of Luxfer’s team, has paved the way for a better future. In 2019, we achieved more than US$4 million in cost savings as part of our transformation plan. With US$10 million in cost savings remaining on the transformation plan through 2021, we will continue to execute diligently on our cost savings projects. Through commercial excellence and innovation, we are confident that we will continue driving profitable organic growth and enhancing long-term shareholder value.
In sum, all of us at Luxfer are very proud of our strategic accomplishments in 2019. Moreover, we are motivated to lead Luxfer to even greater heights in the coming years. We are committed to living our values, doing business with integrity, and putting our customers first, since, without them, none of this would be possible.
The Board considers all resolutions set out in the Notice to be in the best interest of the Company and its shareholders and likely to contribute to the Company’s success. Accordingly, the Board recommends that you vote in favor of each resolution being put before the shareholders at the AGM in the same way as the Directors intend to vote their own shareholdings.
Thank you for being a Luxfer shareholder.
Sincerely,
Alok Maskara, Chief Executive Officer

___________________
* In light of the rapidly changing environment as a result of the COVID-19 pandemic, we are planning for the possibility that the format or location of the AGM may change. In the event of such necessity, we will announce the decision in advance, including details on how to participate, in accordance with the SEC's Staff Guidance for Conducting Annual General Meetings in Light of COVID-19 Concerns.

1 Organic revenue and adjusted EBITDA are non-GAAP measures. For a reconciliation and explanation of these non-GAAP measures, see Appendix A.

LUXFER HOLDINGS PLC
Lumns Lane, Manchester M27 8LN
United Kingdom

NOTICE OF ANNUAL GENERAL MEETING
TO BE HELD ON JUNE 3, 2020

Notice is hereby given that the Annual General Meeting of LUXFER HOLDINGS PLC (the “Company” or "Luxfer"), a public limited company organized under the laws of England and Wales, will be held at the Company's headquarters, particularly the Luxfer MEL Technologies site, which is located Lumns Lane, Manchester M27 8LN, United Kingdom (with entrance on Rake Lane), on June 3, 2020, at 2:00 p.m. (U.K. time) to consider and, if thought fit, pass the resolutions set out below.

The Company will provide, without charge, a copy of its 2019 Annual Report on Form 10-K (without exhibits) filed with the SEC and any other documents incorporated by reference in this proxy statement (the “Proxy Statement”). Please refer to the section entitled “Where You Can Find More Information” on page 58 of the Proxy Statement for more information.

The Company’s U.K. Annual Report and Accounts for the year ended December 31, 2019, which consist of the U.K. statutory accounts, the U.K. statutory Directors’ Report, the U.K. statutory Directors’ Remuneration Report, the U.K. statutory Strategic Report, and the U.K. statutory Auditor’s Report (the “U.K. Annual Report and Accounts”) will be made available on our website at https://www.luxfer.com/investors/reports-and-presentations/ prior to the Annual General Meeting. There will be an opportunity at the Annual General Meeting for shareholders to review, ask questions, or make comments on the U.K. Annual Report and Accounts and the other proxy materials.

Resolutions 1 through 13 are proposed as ordinary resolutions. Further information on all of the resolutions is provided on pages 8 to 16 of the Proxy Statement.

ORDINARY RESOLUTIONS

1.	To re-elect Alok Maskara as a Director of the Company.

2.	To re-elect David Landless as a Director of the Company.

3.	To re-elect Clive Snowdon as a Director of the Company.

4.	To re-elect Richard Hipple as a Director of the Company.

5.	To re-elect Allisha Elliott as a Director of the Company.

6.	To elect Lisa Trimberger as a Director of the Company.

7.	To approve, by non-binding advisory vote, the Directors’ remuneration report for the year ended December 31, 2019 (the “Directors’ Remuneration Report”).

8.	To approve, by non-binding advisory vote, the compensation of Luxfer’s Named Executive Officers (the “Named Executive Officers”).

9.	To approve, by non-binding advisory vote, the frequency of “Say-On-Pay” votes.

10.	To ratify the re-appointment of PricewaterhouseCoopers LLP as the independent auditors (the “Independent Auditors”) of Luxfer Holdings PLC until conclusion of the 2021 Annual General Meeting.

11.	To authorize the Audit Committee of the Board of Directors to set the Independent Auditors’ remuneration.

12.
To authorize the Company to repurchase such number of its ordinary shares, each at such prices as may be agreed pursuant to the terms of a repurchase contract; and to approve the terms of the form of repurchase contract set out in the Memorandum, attached hereto as Appendix B and produced at the Meeting and initialed by the Chair, provided that:

(a)    the maximum aggregate number of ordinary shares authorized to be purchased shall not exceed 10% of the
Company's issued share capital as at 4:00 p.m. (EST) on June 3, 2020; and
(b)    the authority conferred by this resolution shall, unless varied, revoked, or renewed prior to such time, expire on
June 3, 2025.

13.
To authorize the Company to repurchase the 761,835,318,444 issued deferred shares, each at such prices as may be agreed pursuant to the terms of a repurchase contract; and to approve the terms of the form of repurchase contract set out in the Memorandum, attached hereto as Appendix C and produced at the Meeting and initialed by the Chair; and to approve the filing of a Schedule TO with the U.S. Securities and Exchange Commission at such time as it is deemed appropriate. The authority conferred by this resolution shall, unless varied, revoked, or renewed prior to such time, expire on June 3, 2025.

Concerns Related to COVID-19
The Annual General Meeting is an important event in the Company’s corporate calendar, as it provides an opportunity to engage with shareholders and allows for shareholders to pass the resolutions necessary for the Company to conduct its business and affairs. In light of the rapidly changing environment as a result of the COVID-19 pandemic, the Board will continue to monitor how matters progress over the coming weeks. While we are sensitive to our shareholders' concerns regarding public health and travel, as well as protocols that federal, state, and local governments may impose, we are not permitted to hold a virtual-only Annual General Meeting under current U.K. law. If public health developments warrant, we may need to change the format or location of the Annual General Meeting. In the event of such necessity, we will announce the decision in advance, including details on how to participate, in accordance with the SEC's Staff Guidance for Conducting Annual General Meetings in Light of COVID-19 Concerns.

The health and well being of our shareholders, colleagues, and the communities in which we operate is a priority to Luxfer. Nevertheless, we are also committed to ensuring that shareholders can exercise their right to vote. Due to the potential risks of aiding the spread of COVID-19 by gathering at the Annual General Meeting, as well as restrictions on travel, we encourage our shareholders to vote by Internet, telephone, or mail. In particular, your attention is drawn to the proxy voting methods set out in the section entitled "Notes to the Notice of Annual General Meeting" on page iii of the Proxy Statement.

By Order of the Board of Directors:

Jamie Savage, Secretary
LUXFER HOLDINGS PLC
Lumns Lane
Manchester M27 8LN
United Kingdom
(incorporated and registered in England
and Wales under number 3690830)

April 22, 2020

Notes to the Notice of Annual General Meeting

Each Luxfer ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting. Resolutions 1 through 13 will be proposed as ordinary resolutions, which means, assuming a quorum is present, each of Resolutions 1 through 13 will be approved if a simple majority of the votes cast are cast in favor thereof. With respect to the non-binding, advisory votes on Resolutions 7, 8, and 9 regarding the approval of the Directors’ Remuneration Report, the compensation of our Named Executive Officers, and the frequency of “Say-On-Pay” votes, the result of these votes will not require the Board of Directors or any committee thereof to take any action. However, our Board of Directors values the opinions of our shareholders as expressed through their advisory votes on such non-binding resolutions and other communications. Accordingly, the Board of Directors will carefully consider the outcome of the advisory votes on Resolutions 7, 8, and 9. Additionally, Luxfer shareholders may be asked to consider and act on other business as may properly come before the Annual General Meeting or any adjournment thereof.

Please review the Proxy Statement accompanying this Notice for more complete information regarding the Annual General Meeting, as well as the full text of all of the resolutions to be proposed at the Annual General Meeting. If you are in any doubt as to what action you should take, please seek your own financial advice from your stockbroker or other independent adviser.

Only Luxfer shareholders of record at the close of business, Eastern Time, on April 3, 2020, the voting notice record date (the “Voting Record Date”) for the Annual General Meeting, are entitled to receive notice of and vote at the Annual General Meeting. Changes to entries on the register after the Voting Record Date will be disregarded in determining the rights of any person to attend or vote at the Annual General Meeting. If you are the beneficial owner of Luxfer ordinary shares (i.e., hold your Luxfer ordinary shares in “street name”) as of April 3, 2020, you will have the right to direct your broker, bank, trust, or other nominee on how to vote such Luxfer ordinary shares at the Annual General Meeting.

In accordance with provisions in the Companies Act 2006 and the Company's Articles of Association, a shareholder of record is entitled to appoint another person as his or her proxy to exercise all or any of his or her rights to attend, speak, and vote at the Annual General Meeting and to appoint more than one proxy in relation to the Annual General Meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him or her). Such proxy need not be a shareholder of record.

WE ENCOURAGE YOU TO VOTE YOUR SHARES BY SUBMITTING A PROXY AS SOON AS POSSIBLE. IF YOU PLAN TO SUBMIT A PROXY, YOU MUST SUBMIT YOUR PROXY BY INTERNET NO LATER THAN 11:59 P.M. EASTERN TIME ON JUNE 2, 2020 (4:59 A.M. U.K. TIME ON JUNE 3, 2020) OR, IF YOU ARE VOTING BY MAIL, YOUR PRINTED PROXY CARD MUST BE RECEIVED AT THE ADDRESS STATED ON THE CARD BY JUNE 2, 2020.

HOW TO VOTE

By Mail        You can vote by mail by marking, signing, and dating your proxy card or voting instruction form and returning it in the postage-paid envelope, which will be forwarded to Luxfer Holdings PLC’s registered address electronically.

By Internet    You can vote over the Internet at www.envisionreports.com/LXFR.

Vote in Person    If you are a registered shareholder, plan to attend the Annual General Meeting of shareholders, and wish to vote your ordinary shares in person, we will give you a ballot at the Annual General Meeting.

If your Luxfer ordinary shares are held in “street name” by your broker, bank, trust, or other nominee, only that holder can vote your Luxfer ordinary shares, and the vote cannot be cast unless you provide instructions to your broker, bank, trust, or other nominee or obtain a legal proxy from your broker, bank, trust, or other nominee. You should follow the directions provided by your broker, bank, trust, or other nominee regarding how to instruct such person to vote your Luxfer ordinary shares.

Please note that holders of Luxfer ordinary shares through a broker, bank, trust, or other nominee may be required to submit voting instructions to their applicable broker or nominee at or prior to the deadline applicable for the submission by registered holders of Luxfer ordinary shares, and such holders should, therefore, follow the separate instructions that will be provided by such broker or nominee.

YOUR VOTE IS IMPORTANT. Even if you plan to attend the Annual General Meeting, please submit a proxy or voting instruction card for the Annual General Meeting as soon as possible. For specific instructions on voting, please refer to the Proxy Statement accompanying this Notice or the proxy card included with the proxy materials.

TABLE OF CONTENTS

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2021 ANNUAL
GENERAL MEETING OF SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     58
SHAREHOLDERS SHARING AN ADDRESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58

APPENDIX A        RECONCILIATION OF NON-GAAP FINANCIAL MEASURES     A-1
TO GAAP MEASURES

APPENDIX B        MEMORANDUM OF TERMS OF FORM REPURCHASE        B-1
CONTRACT PURSUANT TO RULE 10B5-1

APPENDIX C        MEMORANDUM OF TERMS OF FORM REPURCHASE        C-1
CONTRACT IN RELATION TO DEFERRED SHARES

[This Page Intentionally Left Blank]

PROXY STATEMENT SUMMARY
This summary includes information contained elsewhere in this Proxy Statement. Luxfer urges you to carefully read the remainder of this Proxy Statement, including the attached appendices, as this summary does not provide all the information that might be important to you with respect to the other matters being considered at the Annual General Meeting. See also the section entitled “Where You Can Find More Information" on page 58.

LUXFER HOLDINGS PLC 2020 ANNUAL GENERAL MEETING
Date, Time, and Place
The Annual General Meeting of Luxfer shareholders will be held at the Company's headquarters, particularly the Luxfer MEL Technologies site, which is located at Lumns Lane, Manchester M27 8LN, United Kingdom (entrance on Rake Lane), on June 3, 2020, at 2:00 p.m. (U.K. time).

Voting Matters and Board Recommendations
Ordinary Resolutions                                Recommendation

1.	To re-elect Alok Maskara as a Director of the Company. FOR

2.	To re-elect David Landless as a Director of the Company. FOR

3.	To re-elect Clive Snowdon as a Director of the Company. FOR

4.	To re-elect Richard Hipple as a Director of the Company. FOR

5.	To re-elect Allisha Elliott as a Director of the Company. FOR

6.	To elect Lisa Trimberger as a Director of the Company. FOR

7.	To approve, by non-binding advisory vote, the Directors’ Remuneration Report. FOR

8.	To approve, by non-binding advisory vote, the compensation of Luxfer’s Named FOR
Executive Officers.

9.	To approve, by non-binding advisory vote, the frequency of “Say-On-Pay” votes. EVERY YEAR

10.	To ratify the re-appointment of PricewaterhouseCoopers LLP as the Independent FOR
Auditors of Luxfer Holdings PLC until conclusion of the 2021 Annual General Meeting.

11.	To authorize the Audit Committee of the Board of Directors to set the Independent FOR
Auditors’ remuneration.

12.	To authorize the Company to repurchase its ordinary shares pursuant to a repurchase contract and FOR to approve the terms of the form of repurchase contract set out in Appendix B.

13.	To authorize the Company to repurchase the 761,835,318,444 issued deferred shares pursuant FOR to a repurchase contract, and to approve the terms of the form of repurchase contract and the filing of a Schedule TO with the U.S. Securities and Exchange Commission.

Voting
Only Luxfer shareholders of record at the close of business, Eastern Time, on April 3, 2020 (the “Voting Record Date”) for the Annual General Meeting, are entitled to receive notice of and vote at the Annual General Meeting. If you are the beneficial owner of Luxfer ordinary shares (i.e., hold your Luxfer ordinary shares in “street name”) as of the Voting Record Date, you will have the right to direct your broker, bank, trust,or other nominee on how to vote such Luxfer ordinary shares at the Annual General Meeting. If you are a shareholder of record or a beneficial owner as of the Voting Record Date, we encourage you to cast your vote as soon as possible. You can cast your vote in the following ways:

▪
By Mail: You can vote by mail by marking, signing, and dating your proxy card or voting instruction form and returning it in the postage-paid envelope, which will be forwarded to Luxfer Holdings PLC’s registered address electronically.

▪	By Internet: You can vote over the Internet at www.envisionreports.com/LXFR.

▪
In Person: If you are a registered shareholder, plan to attend the Annual General Meeting of shareholders, and wish to vote your ordinary shares in person, we will give you a ballot at the Annual General Meeting.

2019 BUSINESS AND PERFORMANCE HIGHLIGHTS
During 2019, we made significant progress in positioning Luxfer for long-term success. Although weaknesses in the industrial and energy end markets affected our 2019 financial performance, we continued to simplify Luxfer's structure, launch growth initiatives, deliver strong productivity, and invest in our culture and talent. This strategic progress reflects our focus on executing our transformation plan designed to profitably grow the Luxfer business, manage our cost structure, generate free cash flow, improve return on invested capital, and increase returns to our shareholders. Despite organic revenue declining 7.1% year-over-year and adjusted EBITDA declining 14.4% year-over-year in 2019, when viewing Luxfer's financial performance from year-end 2016 to year-end 2019, we continue to see progress. Specifically, Luxfer's revenue CAGR was 2.9%, EBITDA CAGR was 9.8% , and our management return on invested capital increased 730 basis points during this three-year period.2
___________________
2 Organic revenue and adjusted EBITDA are non-GAAP measures. For a reconciliation and explanation of these non-GAAP measures, see Appendix A.

OUR BOARD OF DIRECTORS

Name	Age	Independent	Director Since	Board Committee Memberships
Alok Maskara (CEO)	49		2017	None
David Landless (Board Chair)	60	✓	2013	Audit; Nominating & Governance
Clive Snowdon	66	✓	2016	Audit (Chair); Nominating & Governance
Richard Hipple	67	✓	2018	Audit; Remuneration (Chair)
Allisha Elliott	49	✓	2019	Nominating & Governance (Chair); Remuneration
Lisa Trimberger	59	✓	2019	Audit; Remuneration

In 2019, the Board experienced multiple transitions. Specifically, Joseph Bonn, who was elected to the Board in March 2007 and served as the Chair of the Board of Directors from December 2016 to May 2019, retired from the Board of Directors on May 15, 2019. David Landless, who was elected to the Board in March 2013 and previously served as the Chair of the Audit Committee, was appointed as Chair of the Board of Directors, effective May 16, 2019. Additionally, Allisha Elliott was appointed as a Director in March 2019 based on her experience in Human Resources at public companies, and Lisa Trimberger was appointed as a Director in September 2019 based on her background in audit and advisory matters.

For more information on the Directors, please see the section entitled “Directors Standing for Election or Re-Election” on page 17.

CORPORATE GOVERNANCE HIGHLIGHTS
We are committed to strong corporate governance practices and policies, which support effective Board leadership and prudent management practices. Key features of our corporate governance practices include the following:

▪	Annual election of all Directors, with majority voting in uncontested Director elections;

▪	All Director nominees are independent, except for our CEO, Alok Maskara;

▪	Independent Audit, Nominating and Governance, and Remuneration Committees;

▪	No Director nominees have disclosable related-party transactions or conflicts of interest;

▪	Range of Director tenures and experience facilitate effective oversight and balance between historical experience and fresh perspective;

▪	Annual Board and Committee self-assessments to enable evolution and improvement of Board skill and perspective;

▪	Annual review of Committee Charters and Corporate Governance Guidelines to ensure alignment with best practices;

▪	New Stock Ownership Guidelines for Directors and Named Executive Officers to encourage investment in the Company and alignment with shareholder interests;

▪	Robust risk oversight by the full Board, with specific responsibilities delegated to the relevant Board Committees;

▪	Purposeful inclusion of key risk areas on Board and/or Committee agendas, enabling continuous Board oversight of risk mitigation;

▪	Engagement with business leaders to discuss short-term and long-term strategic opportunities and associated risks;

▪	Annual advisory vote on executive compensation;

▪	Incentive compensation includes design features intended to balance Pay for Performance with the appropriate level of risk taking;

▪	Policies prohibiting hedging, pledging, short sales, and margin accounts in relation to Company securities; and

▪	Commitment to health, safety, and environmental sustainability.

For more information on Corporate Governance, please see the section entitled "Corporate Governance" on page 20.

CORPORATE SOCIAL RESPONSIBILITY HIGHLIGHTS
Our environmental, social, and governance ("ESG") sustainability goals and practices are at the core of our business and integrated into our business strategy. We strive to embed sustainable business practices in our day-to-day operations, so as to improve our profitability and support long-term value creation for shareholders. The Board is responsible for overseeing our management's handling of environmental, social, and enterprise risks and opportunities. Key features of our ESG practices include the following:

▪	Uncompromising adherence to Luxfer's values, particularly integrity, accountability, and innovation, while fostering a performance culture;

▪	Code of Ethics and Business Conduct applicable to all Directors, Executive Officers, and Luxfer employees;

▪
Contractors, suppliers, agents, and service providers expected to comply with or exceed the standards of our Code of Ethics and Business Conduct and policies on Anti-Corruption, Health and Safety, and Human Rights.

▪	Demonstrated track record of safety performance;

▪	Commitment toward reducing environmental footprint and increasing energy efficiency through our products, facilities, and operations;

▪	Investment in Luxfer's people and the communities in which we operate; and

▪	New annual Corporate Social Responsibility Report, with anticipated publication to occur this year.

For more information on Luxfer's commitment to and practices on ESG matters, please see the section entitled "Corporate Social Responsibility" on page 24.
EXECUTIVE COMPENSATION HIGHLIGHTS
The Remuneration Committee believes that the most effective executive compensation program aligns executive initiatives with shareholders’ economic interests. The Committee seeks to accomplish this by rewarding the achievement of specific annual, longer-term and strategic goals that create lasting shareholder value. Luxfer's compensation programs include the following compensation elements: (i) base salary; (ii) non-equity incentive awards; (iii) long-term incentive stock awards; (iv) pension or 401(k) contributions; (v) employee share purchase plans; and (vi) other benefits, such as healthcare, life, and disability insurance coverage.

2019 NAMED EXECUTIVE OFFICERS' COMPENSATION STRUCTURE

Throughout 2019, Luxfer continued to increase its emphasis on Pay for Performance, specifically through the use of non-equity incentive awards for most employees and its Long-Term Incentive Plan ("LTIP") for Executives and senior management. The LTIP ensures alignment between Luxfer's management team and our shareholders, as the majority of the LTIP payout is determined by the achievement of specific earnings per share and total return to shareholders targets. These targets are measured against a group of the Company's peers. Furthermore, the incentive payout is directly linked to the income and cash conversion of each Executive’s business unit or Luxfer's overall performance, while also providing them with an incentive to deliver on their individual balanced scorecard objectives. While solid progress was made toward business restructuring initiatives, which were aimed at further reducing the fixed cost structure while seeding revenue growth, Luxfer's 2019 financial performance fell short of levels experienced in 2018. As such, the LTIP payout to the Executive Officers is expected to be at the low end, as the Company missed its targeted adjusted earnings per share,3 and the measurement period for the relative total shareholder return metric remains ongoing. These Executive Compensation Highlights should be read in connection with the Executive Compensation information included in this Proxy Statement, including the sections entitled “Executive Compensation Discussion and Analysis” and “Summary Compensation Table” (see pages 33 and 44, respectively).
___________________
3Adjusted earnings per share is a non-GAAP measure. For a reconciliation and explanation of this non-GAAP measure, see Appendix A.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING

This Proxy Statement relates to the solicitation of proxies by the Board of Directors of Luxfer Holdings PLC (“Luxfer” or the “Company”) to be used at the Annual General Meeting of shareholders and any adjournments thereof. The meeting will be held at Luxfer’s headquarters, which is located at Lumns Lane, Manchester M27 8LN, United Kingdom, on June 3, 2020, at 2:00 p.m. (U.K. time).

The following are some questions that Luxfer shareholders may have regarding the proposals being considered at the Annual General Meeting and brief answers to those questions. Luxfer urges you to carefully read this entire Proxy Statement and the appendices, as the information in this section does not provide all of the information that might be important to you.

Q:     Who can vote at the Luxfer Annual General Meeting?

A:     The Board has set the close of business, Eastern Time, on April 3, 2020, as the Voting Record Date for the Annual
General Meeting. At the close of business on the Voting Record Date, we had 28,647,503 ordinary shares outstanding and entitled to vote. All Luxfer shareholders of record at the close of business on the Voting Record Date are entitled to vote on the matters set forth in this Proxy Statement and any other matter properly presented at the Annual General Meeting. Beneficial owners whose banks, brokers, or other custodians or nominees are shareholders registered in our share register with respect to the beneficial owners’ shares at the close of business on the Voting Record Date are entitled to vote on the matters set forth in this Proxy Statement and any other matter properly presented at the Annual General Meeting.

Each ordinary share is entitled to one vote on each matter that is properly brought before the Annual General Meeting.

Q:     What is a proxy statement and what is a proxy?

A:     A proxy statement is a document that U.S. Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person (a “proxy”) to vote on your behalf. By voting your proxy, you are giving the persons named on the proxy card the authority to vote your shares in the manner you indicate on your proxy card. You may vote your proxy over the Internet or by signing and dating the proxy card and submitting it by mail.

Q:     Upon what am I being asked to vote at the Annual General Meeting?

A:     You are being asked to consider and vote upon the following ordinary resolutions:

1.	To re-elect Alok Maskara as a Director of the Company.

2.	To re-elect David Landless as a Director of the Company.

3.	To re-elect Clive Snowdon as a Director of the Company.

4.	To re-elect Richard Hipple as a Director of the Company.

5.	To re-elect Allisha Elliott as a Director of the Company.

6.	To elect Lisa Trimberger as a Director of the Company.

7.	To approve, by non-binding advisory vote, the Directors’ Remuneration Report.

8.	To approve, by non-binding advisory vote, the compensation of Luxfer’s Named Executive Officers.

9.	To approve, by non-binding advisory vote, the frequency of “Say-On-Pay” votes.

10.	To ratify the re-appointment of PricewaterhouseCoopers LLP as the Independent Auditors of Luxfer Holdings PLC until conclusion of the 2021 Annual General Meeting.

11.	To authorize the Audit Committee of the Board of Directors to set the Independent Auditors’ remuneration.

12.
To authorize the Company to repurchase such number of its ordinary shares, each at such prices as may be agreed pursuant to the terms of a repurchase contract; and to approve the terms of the form of repurchase contract set out in the Memorandum, attached hereto as Appendix B and produced at the Meeting and initialed by the Chair, provided that:

(a)    the maximum aggregate number of ordinary shares authorized to be purchased shall not exceed 10%
of the Company's issued share capital as at 4:00 p.m. (EST) on June 3, 2020; and
(b)    the authority conferred by this resolution shall, unless varied, revoked, or renewed prior to such time, shall expire on June 3, 2025.

13.
To authorize the Company to repurchase the 761,835,318,444 issued deferred shares, each at such prices as may be agreed pursuant to the terms of a repurchase contract; and to approve the terms of the form of repurchase contract set out in the Memorandum, attached hereto as Appendix C and produced at the Meeting and initialed by the Chair; and to approve the filing of a Schedule TO with the U.S. Securities and Exchange Commission at such time as it is deemed appropriate. The authority conferred by this resolution shall, unless varied, revoked, or renewed prior to such time, expire on June 3, 2025.

Q:     What is the recommendation of Luxfer’s Board of Directors?

A:     The Board of Directors unanimously recommends that you vote “for” Resolutions 1 - 8 and 10 - 13, and “every year”
for Resolution 9.

Q:     What is the difference between a shareholder of record and a beneficial owner?

A:     If your shares are registered directly in your name with Computershare Trust Company, N.A. (“Computershare”), you
are a “shareholder of record.” If your shares are held in a stock brokerage account or by a bank or other custodian or nominee, you are considered the “beneficial owner” of shares held in “street name.” As a beneficial owner, you have the right to direct your broker, bank, or other custodian or nominee on how to vote your shares.

Q:     How do I vote my shares?

A:     Your vote is important. We encourage you to vote promptly, which may save us the expense of a second mailing. If you are a holder of record, you may vote your shares in any of the following ways:

▪	By Mail: You may vote your shares by marking, dating, and signing your proxy card and returning it by mail in the enclosed postage-paid envelope.

▪
By Internet: You may vote your shares via the website www.envisionreports.com/LXFR. You may vote via the Internet 24 hours a day through 11:59 p.m., Eastern time, on June 2, 2020 (4:59 a.m. U.K. time on June 3, 2020). You may confirm that the system has properly recorded your vote. If you vote via the Internet, you do not need to mail a proxy card. You may incur costs, such as Internet access charges, if you vote via the Internet.

▪
In person at the Annual General Meeting: If you are a registered shareholder and choose not to vote via the Internet or by mail, you may still attend the meeting and vote in person. If you vote prior to the meeting, you may still attend the meeting and vote in person.

If you are a beneficial holder, the instructions that accompany your proxy materials will indicate how you may vote. If you wish to attend the meeting and vote in person, you must bring a legal proxy from the organization that holds your Luxfer ordinary shares or a brokerage statement showing ownership of Luxfer ordinary shares as of the close of business, Eastern Time, on the Voting Record Date.

Q:     What is the deadline to vote my shares if I do not vote in person at the Annual General Meeting?

A:     If you are a shareholder of record, you may vote by Internet until 11:59 p.m. Eastern time, on June 2, 2020 (4:59 a.m.
U.K. time on June 3, 2020). If you are a shareholder of record and submit a proxy card, the proxy card must be received at the address stated on the proxy card by June 2, 2020. If you are a beneficial owner, please follow the voting instructions provided by your bank, broker or other custodian or nominee.

Q:     How do I attend the Annual General Meeting?

A:     All shareholders of record, whether registered or beneficial, as of the close of business, Eastern Time, on the Voting
Record Date are invited to attend the Annual General Meeting. Representatives of institutional shareholders must bring a legal proxy or other proof that they are representatives of a firm that held shares as of the close of business, Eastern Time, on the Voting Record Date and are authorized to vote on behalf of the institution.

Q:     May I change or revoke my proxy?

A:     If you are a shareholder of record and have already voted, you may change or revoke your proxy before it is exercised at the Annual General Meeting in the following ways:

▪	By mailing a proxy card that is properly signed and dated later than your previous vote and that is received by June 2, 2020;

▪	By voting by Internet at a date later than your previous vote but prior to the voting deadline of 11:59 p.m. Eastern time on June 2, 2020 (4:59 a.m. U.K. time on June 3, 2020); or

▪	By attending the Annual General Meeting and voting in person.

If you are a beneficial owner, you must contact the record holder of your shares to revoke a previously authorized proxy or voting instructions.

Q:    If my Luxfer ordinary shares are held in “street name” by my broker, bank, or other custodian or nominee, will my broker, bank, or other custodian or nominee vote my shares for me?

A:     Yes. If your Luxfer ordinary shares are held in “street name” by your broker, bank, or other custodian or nominee, only that holder can vote your Luxfer ordinary shares, and the vote cannot be cast unless you provide instructions to your broker, bank, or other custodian or nominee or obtain a legal proxy from your broker, bank, or other custodian or nominee. Please follow the directions provided by your broker, bank, or other custodian or nominee regarding how to instruct such person to vote your Luxfer ordinary shares.

Q:     What is the effect of broker non-votes and abstentions?

A:     A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular agenda item because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Although brokers have discretionary power to vote your shares with respect to “routine” matters, they do not have discretionary power to vote your shares on “non-routine” matters pursuant to NYSE rules. If you do not provide voting instructions for proposals considered “non-routine,” a broker non-vote occurs. If a broker does not receive voting instructions from you regarding non-routine proposals, the broker non-vote will have no effect on the vote on such agenda items. For example, the ratification of the selection of independent auditors is considered a routine matter, and your broker can vote for or against this resolution at its discretion, but the election of Directors is not considered routine for these purposes.

Q:     How will my shares be voted if I do not specify how they should be voted?

A:     If you submit a proxy to Luxfer-designated proxy holders and do not provide specific voting instructions, you instruct
Luxfer-designated proxy holders to vote your shares in accordance with the recommendations of the Board of Directors.

Q:     How will voting on any other business be conducted?

A:     Other than matters incidental to the conduct of the Annual General Meeting and those set forth in this Proxy Statement, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, you instruct Luxfer-designated proxy holders, in the absence of other specific instructions or the appointment of other proxy holders, to vote your shares in accordance with the recommendations of the Board of Directors.

Q:     What constitutes a quorum for the Annual General Meeting?

A:     A quorum is necessary to hold a valid meeting of shareholders. Our Articles of Association require a quorum of two members present in person or by proxy and entitled to vote in order to transact business at a general meeting. A shareholder that is a company is to be considered present if it is represented by a duly authorized representative.

Your shares will be counted towards the quorum if you submit a proxy or vote at the Annual General Meeting. If there is not a quorum, the Annual General Meeting shall be adjourned to another day (being not less than 10 days later, excluding the day on which the meeting is adjourned and the day for which it is reconvened) and at such other time or place as the Chair of the meeting may decide.

Q:     What happens if the Annual General Meeting is adjourned or postponed?

A:     Your proxy will still be effective and will be voted at the rescheduled Annual General Meeting. You will still be able to change or revoke your proxy until it is voted.

Q:     How can I find the results of the Annual General Meeting?

A:     Preliminary results will be announced at the Annual General Meeting. Results will also be published in a current report on Form 8-K to be filed with the SEC within four business days after the meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Q:     Why did I receive more than one set of proxy materials or proxy card?

A:     You may have received multiple sets of proxy materials if you hold your shares in different ways or accounts (for example, 401(k) accounts, joint tenancy, trusts, custodial accounts) or in multiple accounts. If you are the beneficial owner of shares held in “street name,” you will receive your voting information from your bank, broker, or other custodian or nominee, and you will vote as indicated in the materials you receive from your bank, broker, or other custodian or nominee. Please vote your proxy for each separate account you have.

Q:     Why did my household receive only one copy of the proxy materials?

A:     We take advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one set of proxy materials is delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. If you are a shareholder sharing an address and wish to receive a separate copy of the proxy materials, you may so request by contacting Computershare by phone at 1-866-641-4276 or by email to investorvote@computershare.com (please include “Proxy Materials Luxfer Holdings PLC” in the subject line and include your full name and address). A separate copy will promptly be provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another shareholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting Computershare at the number or email address shown above.

RESOLUTIONS 1 - 6

TO APPROVE THE ELECTION OR RE-ELECTION OF THE DIRECTORS

On the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated the Directors listed below for election or re-election for a one-year term expiring on the completion of the 2021 Annual General Meeting. Management has no reason to believe that any of the Directors named below will be unable to serve their full term if elected.

The Company wishes to highlight the following Board transitions. Following the Board's skills gap analysis in which it identified that the Board could further develop its diversity, as well as expertise in audit and advisory matters, Lisa Trimberger was selected as a potential new Director based on her strong background in these areas, including knowledge of various industries and markets. After completing multiple interviews with the Chief Executive Officer, Board Chair, and Nominating and Governance Committee, Lisa Trimberger was appointed as a Director in September 2019.

Further, Joseph Bonn, who was elected to the Board in March 2007 and served as the Chair of the Board of Directors from December 2016 to May 2019, retired from the Board of Directors on May 15, 2019. David Landless, who was elected to the Board in March 2013 and previously served as the Chair of the Audit Committee, was appointed as Chair of the Board of Directors, effective May 16, 2019.

Biographies of the Director nominees are included in the section entitled “Directors Standing for Election or Re-Election.” These biographies include for each Director their ages; their business experience; the publicly held and other organizations of which they are or have been Directors within the past five years; and a discussion of the specific experience, qualifications, attributes, or skills that led to the conclusion that each should serve as a Director.

The resolutions with respect to Resolutions 1-6 are ordinary resolutions. The text of the resolutions in respect to Resolutions 1-6 are as follows:

1.    To re-elect Alok Maskara as a Director of the Company.
2.    To re-elect David Landless as a Director of the Company.
3.    To re-elect Clive Snowdon as a Director of the Company.
4.    To re-elect Richard Hipple as a Director of the Company.
5.    To re-elect Allisha Elliott as a Director of the Company.
6.    To elect Lisa Trimberger as a Director of the Company.

Vote Required and Board of Directors’ Recommendation

Under our Articles of Association, the election or re-election of each Director requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting. A nominee who does not receive a majority of the votes cast on the relevant resolution will not be elected to our Board. Your proxies cannot be voted for a greater number of persons than the number of Directors named in this Proxy Statement.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION
OR RE-ELECTION OF EACH DIRECTOR.

RESOLUTION 7

TO APPROVE, BY NON-BINDING VOTE, THE DIRECTORS'
REMUNERATION REPORT FOR THE YEAR ENDED DECEMBER 31, 2019

In accordance with Sections 439 and 440 of the Companies Act 2006, our shareholders have the opportunity to cast an advisory vote to approve the Directors’ Remuneration Report. The Directors’ Remuneration Report will be made available, free of charge, on our website at https://www.luxfer.com/ under the "Investors" tab prior to the Annual General Meeting.

The resolution in respect of this Resolution 7 is an ordinary resolution. The text of the resolution in respect to Resolution 7 is as follows:

7.    To approve, by non-binding advisory vote, the Directors’ Remuneration Report.

Vote Required and Board of Directors’ Recommendation

As Resolution 7 is an advisory vote, the results of the vote are advisory and will not be legally binding on the Board of Directors or any committee thereof to take any action (or refrain from taking any action). However, our Board values the opinions of our shareholders as expressed through advisory votes and other communications and will carefully consider the outcome of the advisory vote.

THE BOARD AND THE REMUNERATION COMMITTEE RECOMMEND
A VOTE “FOR” THE APPROVAL OF THE DIRECTORS’ REMUNERATION REPORT
FOR THE YEAR ENDED DECEMBER 31, 2019.

RESOLUTION 8

TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related rules of the SEC, our shareholders have the opportunity to cast an advisory vote to approve the compensation of our Named Executive Officers disclosed in the sections of this Proxy Statement entitled “Executive Compensation Discussion and Analysis” and “Summary Compensation Table.”

Executive compensation is an important matter to the Board of Directors, the Remuneration Committee, and our shareholders.
We have designed our executive compensation programs to align executive and shareholder interests by rewarding the achievement of specific annual, longer-term and strategic goals that create long-term shareholder value. We believe that our executive compensation programs (i) provide competitive compensation that will motivate and reward Executives for achieving financial and strategic objectives; (ii) provide rewards commensurate with performance to incentivize the Named Executive Officers to perform at their highest levels; (iii) encourage growth and innovation; (iv) attract and retain the Named Executive Officers and other key Executives; and (v) align our executive compensation with shareholders’ interests through the use of equity-based incentive awards.

The Remuneration Committee has overseen the development and implementation of our executive compensation programs in line with these compensation objectives. The Remuneration Committee also continuously reviews, evaluates, and updates our executive compensation programs to ensure that we provide competitive compensation that motivates the Named Executive Officers and other key Executives to perform at their highest levels, while increasing long-term value to our shareholders.

The resolution in respect of this Resolution 8 is an ordinary resolution. The text of the resolution in respect to Resolution 8 is as follows:

8.    To approve, by non-binding advisory vote, the compensation of Luxfer’s Named Executive Officers.

Vote Required and Board of Directors’ Recommendation

As Resolution 8 is an advisory vote, the results of the vote are advisory and will not be legally binding on the Board of Directors or any committee thereof to take any action (or refrain from taking any action). However, our Board values the opinions of our shareholders as expressed through advisory votes and other communications and will carefully consider the outcome of the advisory vote.

THE BOARD AND THE REMUNERATION COMMITTEE RECOMMEND
A VOTE “FOR” THE APPROVAL OF THE COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS.

RESOLUTION 9

TO APPROVE, BY NON-BINDING ADVISORY VOTE,
THE FREQUENCY OF SAY-ON-PAY VOTES

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related rules of the SEC, our shareholders have the opportunity to cast an advisory vote to approve the compensation of our Named Executive Officers. This Resolution 9 affords shareholders the opportunity to cast an advisory vote on how often we should include a Say-On-Pay proposal in our proxy materials for future annual shareholder meetings or any special shareholder meeting for which we must include executive compensation information in the Proxy Statement for that meeting (a “Say-On-Pay frequency proposal”). Under this Resolution 9, shareholders may vote to have the Say-on-Pay vote every year, every two years, or every three years.

As an advisory vote, this proposal is not binding on Luxfer, the Board of Directors, or the Remuneration Committee. However, the Board of Directors and the Remuneration Committee value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting a Say-On-Pay vote.

It is expected that the next vote on a Say-On-Pay frequency proposal will occur at the 2021 Annual General Meeting.

The resolution in respect of this Resolution 9 is an ordinary resolution. The text of the resolution in respect of Resolution 9 is as follows:

9.    To approve, by non-binding advisory vote, the frequency of “Say-On-Pay” votes.

Vote Required and Board of Directors’ Recommendation

As Resolution 9 is an advisory vote, the results of the vote are advisory and will not be legally binding on the Board of Directors or any committee thereof to take any action (or refrain from taking any action). However, our Board values the opinions of our shareholders as expressed through advisory votes and other communications and will carefully consider the outcome of the advisory vote.

THE BOARD AND THE REMUNERATION COMMITTEE RECOMMEND
A VOTE OF “EVERY YEAR” AS TO THE FREQUENCY OF SAY-ON-PAY VOTES
ON EXECUTIVE COMPENSATION.

RESOLUTION 10

TO RATIFY THE RE-APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT AUDITORS OF LUXFER HOLDINGS PLC FOR 2020

The Audit Committee has selected and appointed PricewaterhouseCoopers LLP (“PwC”) to audit our financial statements for the fiscal year ending December 31, 2020. The Board, upon the recommendation of the Audit Committee, is asking Luxfer’s shareholders to ratify the re-appointment of PwC as the Independent Auditors of Luxfer. Although approval is not required by our Articles of Association, the Board of Directors is submitting the re-appointment of PwC to our shareholders because we value our shareholders’ views on our Independent Auditors. If the re-appointment of PwC is not ratified by shareholders, it will be considered as notice to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different Independent Auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The Audit Committee is directly responsible for the appointment, remuneration, retention, and oversight of the Independent Auditors retained to audit the Company's financial statements. PwC has been retained as our Independent Auditor since 2015. Consistent with regular rotation requirements, a new audit partner will lead PwC's audit of Luxfer's financial statements for the 2020 fiscal year. The members of the Audit Committee and the Board of Directors believe that the continued retention of PwC to serve as our Independent Auditor is in the Company's and our shareholders’ best interests. Notwithstanding the foregoing, the Company may consider an audit tender process in the near future, so as to stay abreast of corporate best practice and further ensure independence. In such event, the Company will provide adequate notice of and further details relating to the audit tender process. Additionally, in accordance with the Companies Act 2006, any appointment of the Company's independent auditors will continue to be subject to shareholder ratification.

We expect that a representative of PwC will be present at the Annual General Meeting and will have the opportunity to make a statement, if he or she desires, as well as be available to respond to any questions.

The resolution in respect of this Resolution 10 is an ordinary resolution. The text of the resolution in respect of Resolution 10 is as follows:

10.    To ratify the re-appointment of PricewaterhouseCoopers LLP as the Independent Auditors of Luxfer Holdings
PLC until conclusion of the 2021 Annual General Meeting.

Vote Required and Board of Directors’ Recommendation

Ratification of the re-appointment of PricewaterhouseCoopers LLP as the Independent Auditors of Luxfer Holdings PLC for the year ending December 31, 2020 requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.

THE BOARD AND THE AUDIT COMMITTEE RECOMMEND A VOTE “FOR”
THE RATIFICATION OF THE RE-APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS THE INDEPENDENT AUDITORS OF LUXFER HOLDINGS PLC FOR 2020.

RESOLUTION 11

TO AUTHORIZE THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS TO SET THE
INDEPENDENT AUDITORS’ REMUNERATION

The Board, upon the recommendation of the Audit Committee, is asking Luxfer’s shareholders to authorize the Audit Committee of the Board of Directors to set the Independent Auditors’ remuneration.

The Audit Committee is directly responsible for the appointment, remuneration, retention, and oversight of the Independent Auditors retained to audit Luxfer's financial statements. The Audit Committee is responsible for the audit fee negotiations associated with our retention of PricewaterhouseCoopers LLP. The Audit Committee and the Board of Directors believe that the remuneration level set for our Independent Auditors is in the Company's and our shareholders’ best interests.

The resolution in respect of this Resolution 11 is an ordinary resolution. The text of the resolution in respect of Resolution 11 is as follows:

11.    To authorize the Audit Committee of the Board of Directors to set the Independent Auditors’ remuneration.

Vote Required and Board of Directors’ Recommendation

Authorization of the Audit Committee to set the Independent Auditors’ remuneration requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.

THE BOARD AND THE AUDIT COMMITTEE RECOMMEND A VOTE “FOR”
THE AUTHORIZATION OF THE AUDIT COMMITTEE TO SET
THE INDEPENDENT AUDITORS’ REMUNERATION.

RESOLUTION 12

TO AUTHORIZE THE COMPANY TO REPURCHASE ORDINARY SHARES
PURSUANT TO A REPURCHASE CONTRACT AND TO APPROVE
THE TERMS OF THE FORM OF THE REPURCHASE CONTRACT

Under the Companies Act 2006 ("Act"), the Company may only repurchase its ordinary shares in accordance with specific procedures for "off market purchases" in accordance with Section 694 of the Act. This is because, solely for the purposes of the Act, any repurchase of our shares through the NYSE constitutes an "off market" transaction. As such, any repurchases may only be made pursuant to a form of contract that has been approved by our shareholders. Accordingly, the Board is asking Luxfer's shareholders to authorize the repurchase of ordinary shares and to approve the terms of the form of the repurchase contract.

Approval of the form of the contract is not an approval of the amount or timing of any repurchase activity. The Board will exercise this authority only after careful consideration, taking into account prevailing market conditions, other investment opportunities, and the overall financial position of the Company. There can be no assurance as to whether the Company will repurchase any of its shares or as to the amount of any shares repurchased or the prices at which such repurchases may be made, save as set out below. However, the Board considers it desirable for this authority to be available, so as to provide flexibility in the management the Company's capital resources. Notwithstanding the foregoing, the following stipulations shall apply:

▪	The maximum aggregate number of ordinary shares authorized to be purchased shall not exceed 10% of the Company's issued share capital as at 4:00 p.m. (EST) on June 3, 2020; and

▪	Any such authority conferred under this Resolution would expire upon the fifth anniversary of the Annual General Meeting, unless previously renewed, varied, or revoked.

The Act and regulations made thereunder permit the Company to hold shares acquired in itself in treasury. Shares held in treasury can subsequently be sold, canceled, or used to satisfy share options or share awards under employee share schemes. As such, the Board may consider holding in treasury any shares that the Company repurchases pursuant to the authority granted under this Resolution 12. However, in no event shall the number of shares repurchased and held in treasury exceed 10% of the Company's issued share capital.

As background, we previously sought shareholder approval for share repurchase by way of "off market purchases" in May 2014. Authority was granted for the repurchase of shares pursuant to a repurchase contract between the Company and Jefferies LLC. Such authority was granted for a period of five years. Under the authorities granted in 2014 for share repurchase pursuant to the contract with Jefferies and in connection with employee share schemes, Luxfer repurchased approximately 781,000 shares at a cost of $8.4 million.

Terms of the Repurchase Contract
The material terms of the form of the repurchase contract are set forth in the Memorandum attached hereto as Appendix B. This form of contract sets forth the terms of a repurchase plan that we may enter from time to time to purchase a specified dollar amount of ordinary shares on the NYSE each day in the event our ordinary shares are trading below a specified price, subject to the limitations of Rule 10b5-1 of the Securities Exchange Act of 1934 and the stipulations provided in this Resolution 12. The amount to be purchased each day, the price limit, and the total amount that may be purchased under the contract will be determined at the time the contract is executed and the plan is adopted. Adopting a repurchase plan that satisfies the conditions of Rule 10b5-1 allows the Company to repurchase its shares at times when it might otherwise be prevented from doing so due to self-imposed trading blackout periods or pursuant to insider trading laws. Under a Rule 10b5-1 repurchase plan, the Company's third-party broker, Robert W. Baird & Co. Incorporated, would have authority to purchase the Company's ordinary shares in accordance with the terms of the plan, subject to SEC regulations regarding certain price, market, volume, and timing constraints.

In accordance with Section 696 of the Act, a copy of the form repurchase contract will be made available to shareholders to inspect at the Company's registered office, located at Lumns Lane, Manchester M27 8LN, United Kingdom, from the date of this Proxy Statement through the date of the Annual General Meeting, and, again, at the Annual General Meeting.

The resolution in respect of this Resolution 12 is an ordinary resolution. The text of the resolution in respect of Resolution 12 is as follows:

12.    To authorize the Company to repurchase such number of its ordinary shares, each at such prices as may be agreed pursuant to the terms of a repurchase contract, and to approve the terms of the form of repurchase contract set out in the Memorandum, attached hereto as Appendix B and produced at the Meeting and initialed by the Chair, provided that:
(a)    the maximum aggregate number of ordinary shares authorized to be purchased shall not exceed 10%
of the Company's issued share capital as at 4:00 p.m. (EST) on June 3, 2020; and
(b)    the authority conferred by this resolution shall, unless varied, revoked, or renewed prior to such time, expire on June 3, 2025.

Vote Required and Board of Directors’ Recommendation

Authorization of the Company to repurchase a maximum aggregate of no more than 10% of its issued ordinary shares pursuant to a repurchase contract, and approval of the terms of the form of the repurchase contract, requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” THE AUTHORIZATION OF
THE COMPANY TO REPURCHASE ORDINARY SHARES PURSUANT TO A
REPURCHASE CONTRACT AND THE APPROVAL OF THE TERMS
OF THE FORM OF THE REPURCHASE CONTRACT.

RESOLUTION 13

TO AUTHORIZE THE COMPANY TO REPURCHASE DEFERRED SHARES
PURSUANT TO A REPURCHASE CONTRACT AND TO APPROVE THE TERMS
OF THE FORM OF THE REPURCHASE CONTRACT AND THE FILING OF A
SCHEDULE TO WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION

Under Section 694 of the Companies Act 2006 ("Act"), the Company may repurchase its shares pursuant to a repurchase contract. Any such repurchase may only be made pursuant to a form of contract that has been approved by our shareholders. Accordingly, the Board is asking Luxfer's shareholders to authorize the repurchase of the 761,835,318,444 issued deferred shares and to approve the terms of the form of the repurchase contract, as well as the filing of the Schedule TO with the U.S. Securities and Exchange Commission. Unless renewed, varied, or revoked, any such authority conferred under this Resolution would expire upon the fifth anniversary of the Annual General Meeting.

As background, the deferred shares in the Company were allotted in 2007 following a debt refinancing. These, as well as ordinary shares, were issued to shareholders and creditors in exchange for debt. There are currently 761,835,318,444 deferred shares issued. Due to the large number of deferred shares in existence, the Company wishes to facilitate a share repurchase in order to simplify and ‘clean up’ the Company's balance sheet.
Terms of the Repurchase Contract
The material terms of the form of the repurchase contract are set forth in the Memorandum attached hereto as Appendix C. In accordance with Section 696 of the Act, a copy of the Memorandum attached hereto as Appendix C will be made available to shareholders to inspect at the Company's registered office, located at Lumns Lane, Manchester M27 8LN, United Kingdom, from the date of this Proxy Statement through the date of the Annual General Meeting, and, again, at the Annual General Meeting.

The resolution in respect of this Resolution 13 is an ordinary resolution. The text of the resolution in respect of Resolution 13 is as follows:

13.    To authorize the Company to repurchase the 761,835,318,444 issued deferred shares, each at such prices as may be agreed pursuant to the terms of a repurchase contract; and to approve the terms of the form of repurchase contract set out in the Memorandum, attached hereto as Appendix C and produced at the Meeting and initialed by the Chair; and to approve the filing of a Schedule TO with the U.S. Securities and Exchange Commission at such time as it is deemed appropriate. The authority conferred by this resolution shall, unless varied, revoked, or renewed prior to such time, expire on June 3, 2025.

Vote Required and Board of Directors’ Recommendation

Authorization of the Company to repurchase 761,835,318,444 deferred shares pursuant to a repurchase contract, and approval of the terms of the form of the repurchase contract and the filing of the Schedule TO, requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” THE AUTHORIZATION OF
THE COMPANY TO REPURCHASE DEFERRED SHARES PURSUANT
TO A REPURCHASE CONTRACT AND THE APPROVAL OF
THE TERMS OF THE FORM OF THE REPURCHASE CONTRACT
AND THE FILING OF THE SCHEDULE TO.

DIRECTORS STANDING FOR ELECTION OR RE-ELECTION

1.	ALOK MASKARA
Age: 49
Director Since: 2017

Alok Maskara was named Chief Executive Officer designate of Luxfer and appointed to the Board of Directors on May 23, 2017. He became Luxfer’s Chief Executive Officer on July 1, 2017. Since joining Luxfer, Mr. Maskara has led significant growth and transformation at the Company, resulting in Luxfer shares outperforming peers and relevant indices. He has significantly reshaped Luxfer's Board of Directors by adding more U.S. public company experience and increasing diversity. Additionally, Mr. Maskara has changed the structure of the public listing and instituted new corporate governance policies, which enabled the Company to join the Russell 2000 index in 2019.

Mr. Maskara has twenty-five years of leadership experience in multiple manufacturing and technology industries, including advanced materials, water and flow technologies, and electrical protection. Before joining Luxfer, he was a business segment President at Pentair Plc, a water solutions company, for eight years, where he led businesses of progressively larger sizes. During his time at Pentair, he delivered organic growth in mature industries, while also successfully completing multiple global acquisitions, divestitures, and joint ventures. Prior to Pentair, Mr. Maskara was with General Electric Corporation, an industrial manufacturing company, where he gained significant experience in Lean Manufacturing through his leadership of an executive corporate initiative group focused on Lean. He subsequently led a stand-alone business unit in the water industry, which was later sold to Pentair. Mr. Maskara also worked at McKinsey & Company, a management consultant firm, in both their Chicago and Amsterdam offices. While at McKinsey, he advised businesses on industrial turnarounds and driving growth through customer insights and segmentation.

Mr. Maskara is a co-author of nine patents in advanced materials. He holds an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University, an M.S. in Chemical Engineering from the University of New Mexico, and a Bachelor of Technology degree in Chemical Engineering from the Indian Institute of Technology, Mumbai.

Mr. Maskara’s qualifications to be a member of our Board include his extensive leadership experience in global industrial manufacturing businesses, his value-enhancing growth and acquisition experience, his educational background, and his knowledge of advanced materials.

2.	DAVID LANDLESS
Age: 60
Director Since: 2013

David Landless was appointed a Non-Executive Director in March 2013. Effective May 16, 2019, he was appointed the Chair of the Board of Directors. Mr. Landless currently acts as a financial expert, as defined under the NYSE listing rules, on the Audit Committee and a member of the Nominating and Governance Committee. Prior to his appointment as Board Chair, Mr. Landless served as the Audit Committee Chair from May 2015 through May 2019. He was also a member of the Remuneration Committee from January 2015 through November 2017.

Mr. Landless started his career with Bowater Plc, a pulp, paper, and related products manufacturer, and Carrington Viyella Plc, a manufacturer of woven textiles. He joined the fiber and chemical manufacturer, Courtaulds Plc, in 1984. Mr. Landless was appointed Finance Director in several U.K. and U.S. divisions of Courtaulds Plc from 1989 to 1997 and the Finance Director of Courtaulds Coatings (Holdings) Limited from 1997 to 1999. In 1999, Mr. Landless was appointed Group Finance Director of Bodycote plc, the leading provider of heat treatment and specialist thermal processing services worldwide, and he held that position until he retired on January 1, 2017. He is a Non-Executive Director of Innospec, Inc., as well as Renold plc and European Metal Recycling Limited. He chairs the Audit Committees at Innospec and Renold.

Mr. Landless is a Chartered Management Accountant. He graduated from the University of Manchester Institute of Science and Technology.

Mr. Landless’ qualifications to be a member of our Board include his extensive experience in manufacturing and engineering, particularly as Group Finance Director of a global industrial business that operates in similar markets as Luxfer. In addition, he has a strong understanding of financial controls and audit requirements. He also brings significant experience from serving on the boards of other publicly-traded companies in both the U.S. and U.K.

3.	CLIVE SNOWDON
Age: 66
Director Since: 2016

Clive Snowdon was appointed a Non-Executive Director in July 2016. Effective May 16, 2019, he was appointed the Chair of the Audit Committee, which he joined in August 2016 and under which he acts as a financial expert, as defined by the NYSE listing rules. Mr. Snowdon also currently serves on the Nominating and Governance Committee, which he joined upon his appointment to the Board in 2016. He served as Chair of the Nominating and Governance Committee from December 2017 through May 2019. Additionally, Mr. Snowdon was a member of the Remuneration Committee from 2016 through January 30, 2017.

Mr. Snowdon served as Chairman of the Midlands Aerospace Alliance, an association supporting the aerospace industry across the Midlands region of England, from 2007 through 2016. He currently serves as a Trustee of the Stratford Town Trust and is also the Aerospace Industry Advisor to Cooper Parry Corporate Finance, a corporate finance advisory. In May 2016, Mr. Snowdon stepped down from the Board of Hill & Smith Holdings PLC, an international group of companies operating within the infrastructure and galvanizing markets, where he had been a Senior Non-Executive Director since May 2007, the Chair of the Remuneration Committee, and a member of the Audit and Nominating and Governance Committees.

In June 2011, Mr. Snowdon retired from Umeco PLC, a provider of advanced composite materials, after serving as Chief Executive since April 1997. Further, Mr. Snowdon was the Executive Chairman of Shimtech Industries Group Limited until the sale of the business in May 2015. From 1992 to 1997, Mr. Snowdon served as Managing Director of Burnfield PLC, after being promoted to that position from Finance Director. He has also held senior positions with Vickers PLC, BTR PLC, and Hawker Siddeley Group.

Mr. Snowdon is a Chartered Accountant. He received his Bachelor of Arts in Economics from the University of Leeds.

Mr. Snowdon’s qualifications to be a member of our Board include his experience as a former Chief Executive of a U.K. public company, his strong understanding of U.K. PLC requirements, his significant experience in mergers and acquisitions, and his skill in interacting with investors.

4.	RICHARD HIPPLE
Age: 67
Director Since: 2018

Richard Hipple was appointed a Non-Executive Director in November 2018, at which time he was also appointed the Chair of the Remuneration Committee and a member of the Audit Committee.

Mr. Hipple served as the Chairman and Chief Executive Officer of Materion Corporation, a producer of high-performance advanced engineered materials, from 2006 until his retirement in 2017, as well as President and Chief Operating Officer from 2005 to 2006. Prior to that, Mr. Hipple worked in the steel industry for twenty-six years in a number of capacities, including project engineering, strategic planning, supply chain management, operations, sales and marketing, and executive management. Mr. Hipple has served as a Director of KeyCorp, a bank-based financial services company, since 2012 and is a member of the Audit and Technology Committees. Since 2017, he has also served as a Director of the Barnes Group, a global industrial manufacturing company. From 2007 through 2018, Mr. Hipple served on the Board of Ferro Corporation, a leading supplier of technology-based functional coatings and color solutions. Mr. Hipple is the Chairman of the Trustees of the Cleveland Institute of Music and has served as a Director of the Greater Cleveland Partnership, as well as the Manufacturers Alliance for Productivity and Innovation.

Mr. Hipple received his Bachelor of Engineering degree from Drexel University.

Mr. Hipple’s qualifications to be a member of our Board include his extensive executive management and leadership experience with a global manufacturer of high-performance engineered materials, his experience in business development and strategic transformation, and his broad involvement in both domestic and international acquisitions. He also brings experience serving on the boards of other publicly-traded companies.

5.	ALLISHA ELLIOTT
Age: 49
Director Since: 2019

Allisha Elliott was appointed a Non-Executive Director in March 2019, at which time she joined the Remuneration Committee and the Nominating and Governance Committee. Ms. Elliott currently serves as Chair of the Nominating and Governance Committee.

Ms. Elliott is the Chief Human Resources Officer and Senior Vice President for Human Resources and Communications at Sensata Technologies, Inc., a global leader in providing sensor-rich solutions. Prior to joining Sensata Technologies, Ms. Elliott served in several human resource leadership roles in the global manufacturing industry, culminating as Vice President of Human Resources and Communications for Transportation Systems at Honeywell International Inc.

Ms. Elliott received her Master of Labor and Human Resources degree from the University of Illinois Urbana-Champaign and her Bachelor of Arts degree in Sociology from Purdue University.

Ms. Elliott’s qualifications to be to be a member of our Board include her significant experience in Human Resources, particularly in relation to public companies, including her extensive knowledge in talent development, succession planning, and executive compensation.

6.	LISA TRIMBERGER
Age: 59
Director Since: 2019

Lisa Trimberger was appointed a Non-Executive Director in September 2019, at which time she joined the Remuneration Committee and the Audit Committee.

Ms. Trimberger retired as an Audit Partner of Deloitte & Touche LLP, a big four accounting firm, in 2014 after spending thirty-one years with the firm. As a lead Client Service Partner, Ms. Trimberger audited and interacted with the management and boards of publicly-traded companies. She worked on significant transactions, as well as control and risk-assessment issues. Additionally, she was actively involved in the firm's quality review practice, serving as a Deputy Professional Practice Partner and Engagement Quality Control Review Partner. During her tenure with Deloitte, Ms. Trimberger also served as Co-Chair of the firm's Nominating Committee and was leader of the firm's National Women's Initiative for the development and retention of women professionals. Currently, Ms. Trimberger is a principal and owner of a private investment company, Mack Capital Investments LLC. She is also a Trustee of the Board and member of the Audit and Nominating and Governance Committees of Corporate Office Properties Trust, a real estate investment trust (NYSE: OFC).

Ms. Trimberger is a Certified Public Accountant. She received a Bachelor of Science degree in Accounting from St. Cloud State University. Ms. Trimberger is a member of the National Association of Corporate Directors ("NACD"), as well as the National Association of Real Estate Investment Trusts. Further, she is an NACD Board Leadership Fellow and earned the CERT Certificate in Cybersecurity Oversight, as developed by NACD, Ridge Global, and Carnegie Mellon University's CERT division. Ms. Trimberger also completed the Women's Director Development Executive Program at J.L. Kellogg School of Management at Northwestern University.

Ms. Trimberger's qualifications to be a member of our Board include her experience as an Audit Partner in a big four accounting firm, as well as her significant experience as a financial expert in areas including financial and audit oversight, corporate governance, and risk management.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PRINCIPLES

Luxfer is committed to the highest standards of corporate governance and ethics. As such, the Board of Directors has adopted a set of Corporate Governance Guidelines. These guidelines help ensure that the Company is run in a transparent and ethical manner and support the Company's core values. The Board has also adopted a Code of Ethics and Business Conduct, which is the designated code of ethics applicable to our Chief Executive Officer, Executive Officers, Board, and everyone conducting business on Luxfer’s behalf.

The Board regularly reviews best practices and developments in corporate governance, and, if appropriate, revises these Corporate Governance Guidelines, the Code of Ethics and Business Conduct, the Committee Charters, and other governance instruments in accordance with the rules of the SEC and the NYSE.

Copies of these documents are available, free of charge, on our website at https://www.luxfer.com/ under the "Investors" tab.

DIRECTOR INDEPENDENCE

The Board determines the independence of each Director based upon the NYSE listing standards and the Directors’ answers to questions on independence included in our annual Directors' and Executive Officers' Questionnaire. Based on these standards, the Board of Directors has affirmatively determined that all of our Non-Executive Directors (i.e., David Landless, Clive Snowdon, Richard Hipple, Allisha Elliott, and Lisa Trimberger) are independent and have no material relationship with the Company (including our Directors and Officers) that would interfere with their exercise of independent judgment. The Board has affirmatively determined that Alok Maskara (the only Executive Director) is not independent because he is Luxfer’s Chief Executive Officer.

In determining independence, the Board considers a number of factors related to the materiality of the Director's relationship with Luxfer, including the Director's affiliations with other organizations, including employment, officer, shareholder, commercial, industrial, banking, consulting, legal, accounting, charitable, and familial affiliations. Given the nature of the advanced-materials industry, an important factor the Board considers is whether the Director serves as an employee of another company that is a customer or supplier of Luxfer. While the Board has reviewed relevant relationships and found no significant relationships, the Board discloses the following relationships as part of its commitment to transparency:

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Richard Hipple serves as a Director of KeyCorp, a provider of retail and commercial banking services in the United States. A Metals Equity Research Analyst at KeyCorp has conducted research on Luxfer in the past and continues to do so; however, KeyCorp began research coverage of Luxfer prior to Mr. Hipple joining the Luxfer Board of Directors, and he has not been directly involved in such research. Additionally, KeyCorp has provided banking services to Luxfer prior to Mr. Hipple joining the Board and may continue to do so in the future. Because Luxfer’s relationship with KeyCorp is at arms-length and Mr. Hipple has not been involved in any of Luxfer’s dealings with KeyCorp, the Board does not view this relationship significant enough to affect Mr. Hipple's independence as a Director of Luxfer.

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Richard Hipple is also a Non-Executive Director of Barnes Group, Inc., a producer of super-formed titanium parts and a peer company of Luxfer Superform, one of the business units within Luxfer. However, the level of competition between Barnes Group and Luxfer Superform is de minimis, and the Board does not view this competition as significant enough to affect Mr. Hipple's independence as a Director of Luxfer.

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Richard Hipple previously served as the Chairman and Chief Executive Officer of Materion Corporation, a producer of high-performance advanced engineered materials and a peer company of Luxfer, from 2006 until his retirement in 2017. Given that Mr. Hipple is no longer employed by or otherwise involved with Materion Corporation, the Board does not view this previous relationship significant enough to affect Mr. Hipple's independence as a Director of Luxfer.

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Prior to her retirement, Lisa Trimberger served as an Audit Partner at Deloitte & Touche LLP. Deloitte provides advisory services to the Company. Because Luxfer's relationship with Deloitte is at arms-length and Ms. Trimberger is not directly involved in any of Luxfer's dealings with Deloitte, the Board does not view this relationship significant enough to affect Ms. Trimberger's independence as a Director of Luxfer.

DIRECTOR QUALIFICATIONS

The Nominating and Governance Committee and the Board of Directors recognize that the Board of Directors’ contributions and effectiveness depend on the character and abilities of each Director individually, as well as their collective strengths. Accordingly, the Committee and the Board of Directors evaluate candidates based on several criteria. Directors are chosen with a view of bringing to the Board of Directors a variety of experience and backgrounds and establishing a core of business advisers with relevant financial and management expertise.

The Committee and the Board of Directors also consider candidates with substantial experience outside the business community, such as in the public, academic, or scientific communities. In addition, the Committee and the Board of Directors consider the tenure of incumbent Directors, with the goal of having a mix of shorter-tenured Directors who provide fresh perspectives and longer-tenured Directors who provide experience regarding our Company and its business. Further, the Committee and Board of Directors consider candidate diversity as one of many factors in determining its preferred candidate(s). Board composition, effectiveness, and processes are all subject areas of our annual Board self-assessment, which is described in more detail below.

DIRECTOR DIVERSITY

We recognize the importance of diversity in the experience, expertise, competencies, personal histories, thoughts, and skills across our Board. While Luxfer has not adopted a formal diversity policy in connection with the evaluation of Director candidates or the selection of nominees, consideration is given to diversity in terms of gender, ethnic background, age, and other similar attributes that contribute to Board perspective and effectiveness. We believe that considering diversity is consistent with our goal of creating a Board that best serves the needs of the Company and the interests of our shareholders. As such, diversity is one of the many factors the Nominating and Governance Committee considers in identifying director candidates and determining nominees. In furtherance of the Board’s active role in Board succession planning, the Board has appointed three new Directors since 2018, including two female Directors. Our Directors bring experience and a variety of skills to Luxfer's Board.

DIRECTOR SELECTION PROCESS

The Nominating and Governance Committee selects Director candidates and nominees in accordance with a procedure by which it:

▪	reviews the experience, qualifications, attributes, and skills of existing Directors;

▪	determines the experience, qualifications, attributes, and skills desired in new Directors;

▪	solicits suggestions from the Chief Executive Officer and Directors on potential candidates;

▪	considers candidates recommended by shareholders;

▪	retains a search consultant as needed to identify candidates;

▪	evaluates the experience, qualifications, attributes, and skills of all candidates recommended for consideration;

▪	contacts the preferred candidate(s) to assess their interest;

▪	interviews the preferred candidate(s) to assess their experience, qualifications, attributes, and skills; and

▪	recommends candidate(s) for consideration by the Board of Directors.

The Committee commenced a search for new Directors in 2019 and followed the procedure set forth above. The Committee began by analyzing the current Directors’ experience, qualifications, attributes, and skills to identify gaps in the Board’s skill set. This analysis resulted in the creation of a new Director profile. The Committee shared the new Director profile with Heidrick and Struggles International Incorporated, a global firm that specializes in Director and Executive searches. Heidrick and Struggles, which was paid a fee for its services, vetted numerous potential candidates for consideration by the Committee. Heidrick and Struggles identified Allisha Elliott as a potential candidate, particularly because of Ms. Elliott’s strong background in Human Resources and her ability to provide insight on matters such as talent development, succession planning, and executive compensation. Following interviews with the Committee, Chief Executive Officer, and Board, the Committee proposed, and the Board of Directors approved, the election of Allisha Elliott as a Director, effective March 2019. Further, the Committee created a second new Director profile in 2019, which identified audit and risk assessment experience as a qualification desired in a new Director. The Committee contacted multiple big four accounting firms seeking recommendations as to retired partners who have an interest in serving on a Board of Directors. After reviewing the recommendations received from these firms and the qualifications of such persons, the Committee identified Lisa Trimberger as a potential candidate, due to her significant expertise in audit and risk assessment of publicly-traded companies. Following interviews with the Committee, Chief Executive Officer, and Board, the Committee proposed, and the Board of Directors approved, the election of Lisa Trimberger as a Director, effective September 2019.

SHAREHOLDER RECOMMENDATIONS, NOMINATIONS, AND PROXY ACCESS

Our Nominating and Governance Committee Charter provides that the Nominating and Governance Committee will consider persons properly recommended by shareholders to become nominees for election as Directors in accordance with the criteria described above under “Director Qualifications.” Recommendations for consideration by the Nominating and Governance Committee, together with appropriate biographical information concerning each proposed nominee, should be sent in writing to c/o Company Secretary, Luxfer Holdings PLC, Lumns Lane, Manchester M27 8LN, United Kingdom.

Further information relating to shareholder nominations can be found in the section entitled "Shareholder Proposals and Nominations for the 2021 Annual General Meeting of Shareholders" on page 58.

CORPORATE GOVERNANCE MATTERS

The Board’s Role and Responsibilities

Risk Oversight
At the direction of our Board, we have instituted an enterprise-wide risk management process to assess, monitor, and mitigate risks that arise in the course of our business. The Board has determined that the Board of Directors as a whole, and not a separate committee, will oversee our risk management process. In general, the Board oversees the management of risks in the operation of the Company’s businesses; the implementation of its strategic plan; its acquisitions and divestitures; its capital structure, allocation, and liquidity; and its organizational structure. The Board fulfills its risk oversight function both directly and through delegation to the Board Committees. Each of our Board Committees has historically focused and continues to focus on specific risks within their respective areas of responsibility. Our Chief Financial Officer, Associate General Counsel, and our internal audit team are the primary personnel responsible to the Board of Directors in the planning, assessment, and reporting of our risk profile. Nonetheless, Luxfer's management has day-to-day responsibility for identifying, evaluating, managing, and mitigating the Company's risk, as well as reporting any potential risk to the appropriate personnel. The Board reviews an assessment of, and a report on, our risk profile on a regular basis.

Oversight of Luxfer's Strategy
At least once per year, the Board of Directors and senior management engage in an in-depth strategic review of Luxfer’s outlook and strategies, which is designed to create long-term shareholder value and serves as the foundation upon which goals are established. Throughout the year, the Board of Directors then monitors management’s progress against such goals.

Oversight in Succession Planning
The Board views its role in succession planning and talent development as a key responsibility. At least once annually, usually as part of the annual talent review process, the Board of Directors discusses and reviews the succession plans for the Chief Executive Officer, Chief Financial Officer, other Executive Officers, and key contributors. The Directors become familiar with potential successors for key management positions through various means, including annual talent reviews, presentations to the Board of Directors, and communications outside of meetings. Our succession planning process is an organization-wide practice designed to proactively identify, develop, and retain the leadership talent that is critical for our future business success.

Communicating with Shareholders
We believe that maintaining an active dialogue with our shareholders is important to our long-term success. We value the opinions of our shareholders and welcome their views throughout the year on key issues. In 2019, we maintained an active engagement and outreach program, both speaking and meeting with shareholders throughout the year. We had more than fifty calls and meetings with shareholders throughout 2019. Additionally, in 2019, we participated in nine investor conferences and attended six non-deal roadshows. To continuously improve our shareholder communication and outreach, we review with our Board of Directors key feedback received during these meetings. Our Directors carefully consider and evaluate this valuable information and modify the Company's approach to advance our shareholder engagement efforts.

If you wish to provide us with feedback, please send an email to investor.relations@luxfer.com. Alternatively, if you wish to communicate with the Board of Directors, Directors as a group, or any individual Director, you may send a letter addressed to the relevant party, c/o Company Secretary, Luxfer Holdings PLC, Lumns Lane, Manchester M27 8LN, United Kingdom. Any such communications will be forwarded directly to the addressee(s).

Policies and Procedures Regarding Conflicts of Interest, Related-Party Transactions, and Security Ownership

Our Board has adopted written policies and procedures regarding Director and Executive Officer conflicts of interest, related-party transactions, and security ownership. These policies and procedures are further described below.

Conflicts of Interest
Luxfer's Code of Ethics and Business Conduct and Corporate Governance Guidelines address conflicts of interest. As provided in the Code of Ethics and Business Conduct, a “conflict of interest” occurs when an individual’s private interest (or the interest of a member of his or her family) interferes, or even appears to interfere, with the interests of Luxfer. A conflict of interest can arise when an employee, Officer, or Director (or a member of his or her family) takes actions or has interests that may make it difficult to perform his or her work for Luxfer objectively and effectively. Conflicts of interest also arise when an employee, Officer, or Director (or a member of his or her family) receives improper personal benefits as a result of his or her position in Luxfer. The Company periodically, but no less frequent than annually, solicits information from Directors and Executive Officers in order to monitor potential conflicts of interests. Directors and Executive Officers are expected to always be mindful of their fiduciary obligations to the Company, and they must seek determinations and prior authorizations or approvals of potential conflicts of interest exclusively from the Audit Committee.

In 2019, there were no conflicts of interest.

Related-Party Transactions
In addition to standards set forth in our Corporate Governance Guidelines, Luxfer has established a Related-Party Transactions Policy. As defined in the Policy, a "Related Person" is any (i) person who is or was (since the beginning of the last fiscal year for which Luxfer has filed a Form 10-K and Proxy Statement, even if they do not presently serve in that role) an Executive Officer, Director, or nominee for election as a Director of Luxfer, (ii) greater than 5% beneficial owner of Luxfer’s outstanding ordinary shares, or (iii) Immediate Family Member of any of the foregoing. “Immediate Family Member” is defined as “any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, or any person (other than a tenant or employee) sharing the household of a person.”

In accordance with the Related-Party Transactions Policy, the Audit Committee must review all “Interested Transactions.” An “Interested Transaction” is any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships (including any indebtedness or guarantee of indebtedness), in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (ii) Luxfer is a participant, and (iii) any Related Person has or will have a direct or indirect material interest (other than solely as a result of being a Director or trustee (or any similar position) or a less than 10% beneficial owner of another entity).

In considering whether to approve an Interested Transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the arrangement.

In 2019, there was one related-party transaction. Specifically, Chris Barnes, a former Executive Officer of Luxfer who retired in July 2019, is a 20% owner of Cherokee Properties, Inc. Cherokee Properties leases the Madison, Illinois, facility to Magnesium Elektron North America, Inc., a subsidiary of Luxfer Holdings PLC. This lease has been in place and amended from time to time since 2003. Luxfer paid Cherokee Properties a total of US$1.1 million during 2019 for rent and associated real estate costs. The Board and Audit Committee reviewed this transaction and found that the terms of the transaction were no less favorable than terms generally available to an unaffiliated third-party and therefore acceptable.

Security Ownership
Various Luxfer policies address security ownership, including the Insider Trading and Dealing Policy and the Stock Ownership Guidelines. Particularly, Luxfer's Insider Trading and Dealing Policy prohibits a number of transactions by "Covered Persons." "Covered Persons" include Directors, Executive Officers, and various Luxfer employees and consultants in corporate, finance, IT, and investor relations roles. Specifically, the Policy prohibits the following in relation to Company securities: short-term trading, short sales, options trading, trading on margin, and hedging of Company securities. All Covered Persons – including family members of Covered Persons, members of a Covered Person's household, and entities controlled by Covered Persons – are expected to comply with the Insider Trading and Dealing Policy, as well as applicable securities laws and regulations.

Further, Luxfer has established Stock Ownership Guidelines, which apply to all Non-Executive Directors, Named Executive Officers, and any other key employees that the Remuneration Committee may identify from time to time in consultation with management. As the Company’s Articles of Association does not currently require Directors to hold a minimum number of shares in the Company in order to qualify for appointment to the Board of Directors, the Stock Ownership Guidelines provide the Company's expectations as to best practice. The Stock Ownership Guidelines provide expectations as to the minimum amount of shares such persons should own in the Company. These expected minimums are based on the total value of the shares owned by a person being equal to a certain multiple of such person’s annual base salary or retainer fee. Additionally, the Stock Ownership Guidelines include share retention ratios to assist in a person's continuous progress toward his or her respective ownership guideline. Named Executive Officers and Directors are expected to achieve the minimum ownership guidelines within five years of the effective date of the Stock Ownership Guidelines or his or her appointment or election, whichever occurs later.

Corporate Social Responsibility

At Luxfer, we are committed to promoting a corporate culture, anchored in our values, that intentionally fosters inclusion; operating in a legal, ethical, and sustainable manner; and giving back to the communities in which we operate. Environmental, social, and governance ("ESG") considerations are integrated into the policies, principles, and values that govern Luxfer's business, thus reflecting our commitment to sustainable growth. The Board oversees the Company's approach to ESG matters, including the Company's governance-related policies and practices; our systems of risk oversight and management; how we advance sustainability in our business and operations; health and safety; human rights; human capital management and corporate culture; and the manner in which we serve our customers and support our communities. Luxfer recognizes that the long-term success of our Company requires continued focus on these evolving topics and a commitment to regularly evaluate and improve our performance in relation thereto.

Environment
At Luxfer, we are committed to being good stewards of the environment. The Company strives to reduce emissions from our operations and the overall environmental footprint of our activities. We actively monitor climate-related issues and potential policy changes as a means to assess and manage potential risks.

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Products. We design industrial materials for the future, and the future demands solutions intended to meet the increasingly stringent standards designed to support the earth's precious resources, including those relating to efficient use of power and water, air emissions, and handling and disposal of solid and hazardous waste. To that end, we continuously search for product initiatives that can improve performance while reducing environmental impacts. For example, Luxfer Gas Cylinders' facility in Nottingham, England recently delivered a £0.5 million capital expenditure program to expand our alternative fuel facility in order to supply a growing demand for compressed natural gas and hyrdrogen systems for low-carbon, clean mobility. Further, Luxfer MEL Technologies has developed zirconium-based products to support clean air technologies in gasoline particulate filters for the automotive industry. These products were introduced in Europe in 2018 to significantly reduce particulate emissions from petrol engine vehicles. Additionally, Luxfer Graphic Arts continues to encourage customers to move from zinc and copper products to magnesium products, which are more environmentally friendly and provide additional environmental advantages due to their light weight. Furthermore, our manufacturing teams continue to find innovative ways to refurbish and recycle all materials through the full life cycle of our products. With focus on reducing the generation of any general landfill waste, we conduct regular waste stream analyses to determine ways in which we can reduce our waste. Re-use and recycling practices include: the reprocessing and recycling of unused and non-conforming aluminum products and magnesium and iron fines; recycling sorts of waste generated at our facilities; recycling and repurposing of computer equipment, toner, and paper; the use of recyclable green film and packaging materials; and the use of reusable stillages and pallets, rather than cardboard boxes. Finding innovative ways to reduce, re-use, and recycle reduces our costs and minimizes our impact to the environment.

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Facilities and Operations. We have designed our facilities to reduce Luxfer's environmental impact and have implemented many programs in the areas of recycling and energy conservation. As part of our program of improvement, we intend to certify all of our larger facilities as ISO 14001 compliant, and currently, the majority of our facilities meet ISO 14001 standards. Along with ISO 14001, various facilities have been recognized as ISO 9001, ISO 45001, ISO 13485, AS 9100, IATF 16949, and NSF 61 compliant. These standards ensure proper systems are in place to ensure product quality; create a workplace that conforms to local, national, and international health, safety, and environmental laws; and drive our focus on preserving the earth's resources. Furthermore, through the closure of our Findlay, Ohio; Riverhead, New York; and Gerzat, France facilities, we have consolidated our operations, thus largely reducing our overall environmental impact. Additional efforts to reduce the environmental impact of our facilities and operations include: the introduction of low energy usage LED lighting; the removal of standalone printers to reduce usage of ink; the installation of air dryers in restrooms; participation in energy curtailment programs; the usage of variable speed drives; and the on-going introduction of an effluent treatment plant to ensure stability and tighter control over water-based emissions.

Health and Safety
The safety, health, and well-being of all Luxfer employees and our associates is fundamental to delivering sustainable and positive economic performance. Through our commitment to being an industry leader in safety, we foster an environment with ongoing integration of safety into all activities, so as to eliminate illness and injuries. To achieve this, the Company has established well-defined health and safety policies and procedures, as well as ongoing employee training, which codify our standards for respecting and protecting our employees, the public, and our representatives and associates. The Company regularly conducts gap analyses and develops safety goals and objectives for all functional business units. We monitor, review, and discuss our performance in respect of these objectives and our policies as part of our enterprise-wide risk management system.

Luxfer's safety performance, as measured through the total recordable incident rate, is strong in comparison to similar industries and is indicative of Luxfer's mature safety culture. We emphasize safe behavior and encourage suggestions, ideas, and observations from our workforce. We have implemented a "safety moment" process, which increases employee awareness to workplace and day-to-day hazards while delivering key messages to reduce or minimize the risk of those hazards causing injury. We strive to begin each meeting with a safety moment, and some of our facilities have reserved time each week for a safety moment. Additional safety efforts include: monthly safety meetings with all employees, safety audits by management, safety audits by selected employees, and the inclusion of safety initiatives as part of select employees' incentive plans. Through these safety efforts, many of our facilities' safety records have improved year-over-year. For example, our Luxfer Superform facility in Riverside, California has had zero lost time accidents since 2011; our Luxfer Gas Cylinders facility in Riverside, California has had zero lost time accidents since 2014; our Luxfer Superform facility in the U.K. has had a 75% reduction in recordable safety incidents versus the prior year; and our Luxfer MEL Technologies facility in the U.K. has had a 30% reduction in recordable safety incidents versus the prior year.

Additionally, we believe that promoting the health and well-being of our employees increases employee productivity, improves morale, creates a positive and healthy work environment, and reduces healthcare costs. As such, Luxfer encourages our employees to participate in employee health and wellness programs. We offer benefits to assist employees with their journey toward better health. As of January 1, 2020, such benefits include smoking cessation programs and fitness programs that allow for reimbursement of expenses relating to fitness memberships and exercise programs. We also provide wellness clinics and funded counseling sessions to improve our employees' overall physical and mental health. Health and welfare information is regularly provided to our employees through newsletters and notices posted in readily accessible areas, such as break rooms.

Human Rights
We recognize that as a responsible global company, it is our obligation to respect human rights and comply with all applicable laws. As such, Luxfer's Code of Ethics and Business Conduct and our Modern Slavery Act and Human Rights Policy Statement set out principles, requirements, and expectations in relation to the protection of human rights in all areas of our business. Additionally, Luxfer's Whistleblowing Policies, aimed principally at Luxfer employees but also available to others working in our supply chains, encourage the reporting of any wrongdoing that potentially involves human rights and set forth Luxfer's practices in investigating and remedying any such wrongdoing. Further, our employees undergo training on identifying and combating human trafficking. Through adherence to these policies and application of learned skills, we have adopted sound human rights practices designed to treat workers with dignity and respect, while also providing a safe and healthy environment and conducting business in compliance with applicable laws.

Aside from our own practices and policies designed to protect human rights, we require that our contractors, suppliers, agents, and service providers adopt sound human rights practices comparable with our own. We expect our contractors, suppliers, agents, and service providers to remain in compliance with all applicable laws, including those relating to the prohibition, prevention, and eradication of forced, bonded, indentured, or involuntary labor, as well as illegal child labor, in their facilities and in connection with services or products they provide to us. In order to ensure compliance with such standards and laws, we conduct audits of new and existing contractors, suppliers, agents, and service providers, including their facilities; include terms in contractual documents that require compliance with human rights laws; and continue to protect whistleblowers in accordance with Luxfer's Whistleblowing Policies. Further, we ensure our compliance with Rule 13p-1 under the Securities Exchange Act of 1934 regarding conflict minerals. Luxfer's annual disclosure on conflict minerals can be found on our website at https://www.luxfer.com/about/corporate-social-responsibility/conflict-minerals.asp.

Human Capital Management and Corporate Culture
Luxfer's strength is our people. At Luxfer, we are committed to fostering and promoting an inclusive, honest, and globally diverse work environment. We have implemented a number of policies and practices that forbid discrimination, promote workforce diversity, and encourage employee education and development. Through these policies and practices, Luxfer continues to develop a world-class team. We continuously strive to create an environment where differences are valued, supported, and encouraged.

▪
Luxfer Values. Luxfer is a value-driven company. In a rapidly changing world, we believe individuals and organizations need a clear set of fundamental principles to guide their actions. As such, we have implemented the following set of values: Accountability, Customer First, Innovation, Integrity, Personal Development, and Teamwork. These values begin with our Board of Directors and are exemplified throughout our workforce. Our Directors and employees undergo Luxfer Values Training and continuously evaluate their performance in relation to these values.

▪
Diversity. Our talent acquisition team and hiring managers are committed to ensuring a diverse slate of candidates for all job openings. As part of this commitment, we have developed recruitment practices to target diverse candidates, including minorities, veterans, and women. We also actively monitor our current workforce for diversity, age, and gender split. We use this information to develop employment and recruitment practices aimed at providing an inclusive work environment. Moreover, Luxfer continues to be an equal opportunity employer. We have in place Equal Opportunity and Anti-Harassment Policies. Additionally, our employees undergo anti-harassment, discrimination, and bullying and violence trainings.

▪
Training and Development. Luxfer management works closely with employees to ensure that our workforce has the skills, knowledge, and experience necessary for Luxfer's growth and profitability. Through our Executive Development Program, we foster employee knowledge, experiences, and skill to create our next generation of leaders. By focusing on employees' individual strengths, we leverage diversity, educate, and enable such employees to become well-rounded leaders. With a multi-faceted curriculum, our Executive Development Program provides critical problem-solving, business management, and leadership skills necessary for Luxfer's continued success. Additionally, through our online employee training platform, we provide employees with educational resources to further develop the skills and knowledge relevant to their individual role.

▪
Community Involvement. Beyond our day-to-day work, we are proud to be active in and give back to the communities in which we operate. We encourage our employees to partner with charitable organizations through group and individual volunteer efforts, as well as donations. In furtherance of these efforts, many of our business units have implemented a volunteer time off policy, in which employees are given paid time off to participate in pre-approved volunteer and charitable activities. In 2019, our business units partnered with and volunteered at a number of charitable organizations, including the Air Ambulance Charity, Boys and Girls Club of Cincinnati, Feed America, the Piedmont Rescue Mission, and the Veterans Food Bank of Calgary. Additional volunteer and charitable efforts include: annual blood drives, canned food drives, community clean up events, and holiday children and family gift drives. Moreover, our business units are committed to providing learning opportunities and work experience to students in our communities. We offer a number of internship and apprenticeship opportunities in various fields. We have developed a Science, Technology, Engineering, and Math ("STEM") apprenticeship program to encourage students to pursue careers in STEM fields. Further, in 2019 following the refurbishment of its motor control center, Luxfer MEL Technologies donated 46 redundant motor control units to two technical institutions, thus putting real world parts in the hands of the next generation, so as to support their development and learning.

Disclosures and Shareholder Engagement on ESG Matters
We recognize that ESG reporting is an area of interest to our shareholders, and, as such, we continue to take steps to enhance our dialogue with shareholders on these matters and improve overall transparency. Accordingly, we will begin publishing a Corporate Social Responsibility Report. We anticipate the 2020 Corporate Social Responsibility Report to be published before year-end. Additional information regarding Luxfer's ESG practices is available on our website at https://www.luxfer.com/about/corporate-social-responsibility/.

BOARD LEADERSHIP STRUCTURE

The Board believes it is important to maintain flexibility to choose the leadership structure that is best able to meet the needs of Luxfer and its shareholders based on circumstances that exist at the time and the qualifications of available individuals. Currently, we do not have a policy requiring the positions of Chair of the Board of Directors and Chief Executive Officer to be held by different persons. However, these two positions have been separate and are expected to remain separate.The Board believes it is advantageous for the two positions to remain separate. Specifically, separating the positions provides the appropriate balance between strategy development and oversight of management, while also allowing the CEO to focus his attention on driving business performance rather than Board governance. Additionally, separating the positions is consistent with corporate best practice, the Institutional Shareholder Services’ recommendation, the views of Luxfer’s shareholders, and the U.K. Corporate Governance Code.

David Landless currently serves as the Chair of Luxfer's Board of Directors. He is a Non-Executive Director and considered independent under the NYSE listing standards. Luxfer believes that having David Landless serve as the Chair is appropriate because he has extensive experience serving on the boards of public companies, as well as knowledge of Luxfer and the manufacturing and engineering industries in general. The responsibilities of the independent Board Chair include, among other things:

▪	leading the Board, including the oversight and coordination of the Board's and its Committees' work;

▪	serving as a liaison between the CEO, other members of senior management, the Non-Executive Directors, and the Committee Chairs;

▪	presiding at all meetings of the Board, including executive sessions of the independent, Non-Executive Directors;

▪	presiding at all meetings of the shareholders;

▪	setting the Board's meeting agendas and ensuring there is sufficient time for discussion of all agenda items;

▪	recommending to the Board agendas for shareholder meetings and providing guidance to the Board on positions the Board should take on issues to come before shareholder meetings;

▪	participating in discussions with the Nominating and Governance Committee on matters related to Board and Committee organization, composition, membership terms, and meeting structure; and

▪
participating in discussions with the Nominating and Governance Committee and Remuneration Committee on matters related to the hiring, evaluation, and compensation of, and the succession planning for, the CEO, other Executive Officers, and Directors.

BOARD AND COMMITTEE SELF-ASSESSMENTS

Annual self-assessment and evaluation of Board performance helps ensure that the Board and its Committees function effectively and in the best interest of our shareholders. The Nominating and Governance Committee is responsible for establishing and overseeing a process for self-assessment. The Board annually conducts a self-assessment of the Board of Directors and each Committee. The assessment process consists of a written evaluation comprising both quantitative scoring and narrative comments on a range of topics, including the composition and structure of the Board of Directors, the type and frequency of communications and information provided to the Board and its Committees, the Board's effectiveness in carrying out its functions and responsibilities, the effectiveness of the Committee structure, Directors’ preparation and participation in the meetings, and the values and culture displayed by the Directors. With the assistance of the Company Secretary, the evaluation responses are compiled by the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee Chair leads a discussion of the assessment results at the following Board meeting. In addition to this annual self-assessment, verbal assessments are conducted in independent executive session at the end of every Board and Committee meeting.

BOARD EDUCATION

Board education is an ongoing, year-round process, which begins when a Director joins our Board. Within a year of joining our Board, new Directors are provided with an orientation to our Company, including our business, strategy, and governance. On an ongoing basis, Directors receive educational presentations on a variety of topics related to their responsibilities as Directors and the industries in which Luxfer operates. These presentations are provided by our senior management team and external advisers.

In 2019, topics for Board education included Luxfer values and culture, anti-corruption, U.K. Criminal Finances Act and other tax evasion matters, changes in the investor landscape and investor relations strategy, and hostile takeover defenses.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three standing committees comprised solely of independent Directors: the Nominating and Governance Committee, the Remuneration Committee, and the Audit Committee. The independent Directors generally also meet in executive session without management present at each meeting.

6 MEETINGS OF THE BOARD OF DIRECTORS IN 2019 (5 physical meetings; 1 telephone meeting)

2 - Meetings of the Nominating and Governance Committee	3 - Meetings of the Remuneration Committee	7 - Meetings of the Audit Committee

NOMINATING AND GOVERNANCE COMMITTEE

Role:        The Nominating and Governance Committee advises the Board on matters relating to Board governance, structure, and composition. Responsibilities of the Nominating and Governance Committee include, among other things, establishing criteria for Director candidates and identifying individuals for nomination to become Directors, including engaging advisers to assist in the search process where appropriate, and considering potential candidates recommended by shareholders; developing plans and making recommendations in relation to the organization, composition, membership terms, and meeting structure of the Board and its Committees; administering the self-assessment of the Board and its Committees; overseeing Luxfer's corporate governance structure and practices; and overseeing and recommending to the Board of Directors changes to our Corporate Governance Guidelines, Committee Charters, and other governing instruments.

A further description of the Committee’s role is set forth in the Nominating and Governance Committee Charter, available at https://www.luxfer.com/ under the "Investors" tab.

Members:    Allisha Elliott (beginning March 2019 upon appointment to the Board; Chair as of May 2019), Clive Snowdon
(Chair through May 2019), David Landless, Joseph Bonn (through May 2019), and Adam Cohn (through May 2019).

All members of the Nominating and Governance Committee have been determined to be independent under SEC and NYSE rules.

REMUNERATION COMMITTEE

Role:        The Remuneration Committee sets and administers the policies that govern executive and senior management compensation. Responsibilities of the Remuneration Committee include, among other things, evaluating Executive Officer and senior management performance; establishing and administering executive compensation, including base salaries, non-equity incentive compensation, and equity-based incentive compensation; reviewing and approving the Executive Compensation Discussion and Analysis included in the annual Proxy Statement; recommending actions regarding the Chief Executive Officer's compensation for approval by the Non-Executive Directors of our Board; and approving individual compensation actions for all Executive Officers other than the CEO. To assist the Remuneration Committee in its review of executive and director compensation programs, Meridian Compensation Partners LLC ("Meridian"), a human resource consulting firm, provides advice, data, and insight. Meridian was retained by the Remuneration Committee in 2018 and provides advice at times the Remuneration Committee deems appropriate. Any other work undertaken by Meridian for the Company must be approved by the Remuneration Committee. The Remuneration Committee has conducted an assessment of the independence of Meridian and has determined that Meridian does not have any conflict of interest. Aside from data provided by Meridian, the Committee also considers other sources to evaluate external market, industry, and peer company practices in its review of our compensation programs.

A further description of the Committee’s role is set forth in the Remuneration Committee Charter, available at https://www.luxfer.com/ under the "Investors" tab.

Members:    Richard Hipple (Chair), Allisha Elliott (beginning March 2019 upon appointment to the Board), Lisa Trimberger
(beginning September 2019 upon appointment to the Board), Joseph Bonn (through May 2019), and Adam Cohn (through May 2019).
All members of the Remuneration Committee have been determined to be independent under SEC and NYSE rules.

Remuneration Committee Interlocks and Insider Participation: No member of the Remuneration Committee is involved in a relationship requiring disclosure as an interlocking Director/Executive Officer or otherwise under Item 404 of Regulation S-K.

Report:        The Directors’ Remuneration Report will be made available, free of charge, on our website at https://
www.luxfer.com/ under the "Investors" tab prior to the Annual General Meeting.

AUDIT COMMITTEE

Role:        The Audit Committee advises the Board on financial matters and oversees the Company's accounting, financial reporting, and internal control policies and procedures. Responsibilities of the Audit Committee include, among other things, overseeing financial reporting, controls, and audit quality and performance; monitoring and overseeing the independence and performance of our Independent Auditors, with responsibility for the selection, evaluation, remuneration, and, if applicable, discharge of such Independent Auditors; approving, in advance, all of the audit and non-audit services provided to the Company by the Independent Auditors; facilitating open communication among our Board, senior management, internal audit, and the Independent Auditors; overseeing our enterprise risk management, compliance, and ethics programs; and overseeing financial strategy, investment policies, and financial performance of invested assets.

A further description of the Committee’s role is set forth in the Audit Committee Charter, available at https://www.luxfer.com/ under the "Investors" tab.

Members:    Clive Snowdon (Chair as of May 2019), David Landless (Chair through May 2019), Richard Hipple, Lisa
Trimberger (beginning September 2019 upon appointment to the Board), and Joseph Bonn (through May 2019).

All members of the Audit Committee have been determined to be independent under SEC and NYSE rules.

Report:        You can find the Audit Committee Report under the section entitled “Audit Committee Report” on page 54 of this Proxy Statement.

Financial    The Board has determined that David Landless, Clive Snowdon, and Lisa Trimberger are all financially literate
Experts:    under NYSE rules and qualify as “audit committee financial experts” under SEC standards.

ATTENDANCE AT MEETINGS

The Board held six meetings in 2019, five of which occurred in person and one of which occurred via telephone. Members of the Board of Directors are expected to attend all scheduled meetings of the Board of Directors, the meetings of the Committees on which they serve, and all shareholder meetings. In each regularly scheduled meeting, the independent Directors also met in executive session, without the Chief Executive Officer or other members of management present.

Except for one abstention by one member at a general Board meeting, Nominating and Governance Committee meeting, and Remuneration Committee meeting, the remaining Directors then in office attended all meetings of the Board of Directors and all meetings of the Committees on which they served during the period for which such persons served as Directors in 2019. This abstention by one member did not amount to an attendance record of fewer than 75% of the aggregate number of meetings of the

Board of Directors or the number of Nominating and Governance Committee and Remuneration Committee meetings held during the period in which such member was a Director.

We expect our Directors to attend our Annual General Meetings. All the Directors who were appointed for the 2019 term attended the 2019 Annual General Meeting in person.

DIRECTOR COMPENSATION

Director compensation is recommended by the Remuneration Committee and approved by the Board of Directors. We use a combination of cash and equity-based incentive compensation to attract and retain qualified Directors. Our director compensation program reflects our belief that a significant portion of the Directors’ compensation should be tied to long-term growth in shareholder value.

The Remuneration Committee's annual compensation review includes a periodic analysis of data, comparing the Company's director compensation levels against a peer group of publicly held companies. In conducting such review, the Remuneration Committee may utilize publicly available market data, compensation survey data, and advice provided by compensation consultants. The Remuneration Committee then reaches a recommendation regarding our director compensation program and the compensation paid to our Directors. The Remuneration Committee's recommendation is subsequently provided to the full Board for review and final approval.

In 2018, Meridian, the Board's independent compensation consultant, provided the Remuneration Committee with a benchmark study, as well as advice and recommendations on the composition of the peer group and competitive data used for benchmarking our director compensation program. In 2019, the Remuneration Committee used the information previously provided by Meridian, as well as other trend data, to reach an independent recommendation regarding the compensation paid to our Directors. This recommendation was provided to the full Board for review and final approval.

Director Retainers
In 2019, the annual retainer payable to Non-Executive Directors, not including the Chair, for service on the Board of Directors and Board Committees was US $82,000. The annual retainer payable to the Board Chair for service on the Board of Directors and Board Committees was US $115,000. Alok Maskara, our CEO, is the only Executive Director. He receives no separate compensation for his Board service. Directors do not receive fees for meeting attendance. Following the Remuneration Committee's 2019 compensation review, the Board did not implement an increase to the annual retainers paid to Non-Executive Directors in 2020.

Director Equity Awards
Director equity awards are designed to align the interests of Luxfer's Directors with the interests of the Company's shareholders, act as retention tools, promote sound corporate governance, and demonstrate a commitment to the Company. Equity awards provided to Non-Executive Directors are granted under the Non-Executive Directors Equity Incentive Plan (“EIP”). The plan under which awards are granted to Executive Directors, as applicable, is the Luxfer Holdings PLC Long-Term Umbrella Incentive Plan (“LTIP”). U.K.-based Executive Directors are able to participate in Luxfer’s U.K. Share Incentive Plan (“SIP”), which is open to all U.K. employees and U.K.-based Executive Directors. In the U.S., Luxfer has established an Employee Stock Purchase Plan (“ESPP”), which is open to all U.S. employees and U.S.-based Executive Directors.

▪
EIP: Annual awards are made under the EIP to Non-Executive Directors as part of their fees. The value of the award is up to 55% of the retainer fee of a Non-Executive Director. These awards are made the day after Luxfer's Annual General Meeting each year and vest the day before the following AGM. Annual awards are usually made as restricted stock units. They are paid out immediately on vesting, together with dividends that have been accumulated during the vesting period. New Non-Executive Directors cannot participate in the annual awards until they have served six months on the Board of Directors; however, the awards they would have earned from the date of their appointment are added to the next annual award, provided they are re-elected at the AGM.

▪
LTIP: The LTIP was adopted as part of Luxfer’s initial public offering (“IPO”) in 2012. It is used to grant awards not only to the Executive Directors but also senior and junior managers in Luxfer. A variety of different awards can be granted under the LTIP. The maximum value of awards that can be granted to the Chief Executive Officer and other Executive Directors under the LTIP is defined in the Remuneration Policy.

▪
SIP: The purpose of the SIP is to provide benefits to employees, including the U.K.-based Executive Directors and Officers, of Luxfer’s U.K. entities, so as to give such employees a continuing stake in Luxfer. Shares awarded under the SIP are allocated based on payroll contributions made by employees of the Company.

▪
ESPP: The purpose of the ESPP is to provide benefits to employees, including the U.S.-based Executive Directors and Officers, of Luxfer’s U.S. entities, so as to give such employees a continuing stake in Luxfer. Shares awarded under the ESPP are allocated based on payroll contributions made by employees of the Company.

Copies of the above-mentioned EIP, LTIP, SIP and ESPP are on file with the SEC. Additionally, Luxfer has established Stock Ownership Guidelines, which apply to all Directors and provide recommendations in relation to such Directors’ shareholdings in the Company. Further information on the Stock Ownership Guidelines is provided in the section entitled "Policies and Procedures Regarding Conflicts of Interest, Related-Party Transactions, and Security Ownership."

Non-Executive Director Compensation Table
The table below summarizes the compensation that we paid for the period ended December 31, 2019 to the Non-Executive Directors serving on our Board of Directors at any time from January 1, 2019 through December 31, 2019. In 2019, the average total Non-Executive Director compensation was US$76,267.71.

	Retainers (US$)	Equity Awards (1) (10) (US$)	Total (US$)
David Landless (2)	103,194 (3)	54,518	157,712
Clive Snowdon (4)	82,000	43,335	125,335
Richard Hipple	$82,000	-	82,000
Allisha Elliott (5)	67,492	-	67,492
Lisa Trimberger (6)	27,333	-	27,333
Joseph Bonn (7)	43,199 (8)	-	43,199
Adam Cohn (9)	30,803	-	30,803

(1)    Represents the fair value of restricted stock units granted on May 16, 2019, at a share price of US$25.58, less the issue cost of US$1.00 per share, as compensation for their services.

(2)    As of December 31, 2019, David Landless had 2,250 unvested restricted stock units.

(3)    David Landless was appointed Chair of the Board immediately following the 2019 AGM in May. His retainer in 2019 represents the additional supplement for acting as Chair from this date. Prior to becoming Chair, he served on the Board as a Non-Executive Director.

(4)    As of December 31, 2019, Clive Snowdon had 1,789 unvested restricted stock units.

(5)    Allisha Elliott was appointed to the Board as a Non-Executive Director on March 5, 2019. Her retainer in 2019 reflects her service from the date of her appointment through December 31, 2019.

(6)    Lisa Trimberger was appointed to the Board as a Non-Executive Director on September 1, 2019. Her retainer in 2019 reflects her service from the date of her appointment through December 31, 2019.

(7)    During 2019, Joseph Bonn exercised his 20,000 vested IPO option awards. The IPO option awards had an exercise price of
US$10.00 per option. The value attributable to this exercise has not been included in the table above.

(8)    Joseph Bonn’s retainer in 2019 represents additional supplement for acting as the Chair of the Board until the 2019 AGM in May. He did not seek re-election as a Director at the AGM and therefore resigned as Director and Chair at this time. His retainer in 2019 reflects his period of service as a Non-Executive Director and Chair in 2019.

(9)    Adam Cohn did not seek re-election as a Director at the 2019 AGM in May and therefore resigned as a Director at this time.
His retainer reflects his period of service as a Non-Executive Director in 2019.

(10)    These time-based restricted stock units carry with them the right to receive accumulated dividends (in shares) during the period of the award. The dividends are not credited until the award vests. The awards made under the EIP in 2018 vested on May 14, 2019. The values of the dividend awards that vested in 2019 for each of the Non-Executive Directors were as follows: David Landless US$1,252 (52 shares), Joseph Bonn US$1,565 (65 shares), Clive Snowdon US$1,252 (52 shares), and Adam Cohn US$1,252 (52 shares). These values have not been included in the table above.

REMUNERATION COMMITTEE REPORT

The Remuneration Committee is responsible for, among other things, reviewing and approving Executive Officer compensation and employee compensation matters, including matters regarding Luxfer’s various benefit plans, and continually assessing the effectiveness of our compensation programs in consideration of the stated compensation strategy. The Remuneration Committee may fulfill these responsibilities independently or in conjunction with the Board, as appropriate. The Remuneration Committee operates independently of management and in consultation with its independent compensation consultant.

The Remuneration Committee has reviewed and discussed the following Executive Compensation Discussion and Analysis with management, and based on such review and discussions, the Remuneration Committee has recommended to the Board that the Executive Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A for the Annual General Meeting to be filed with the SEC.

THE REMUNERATION COMMITTEE

Richard Hipple
Allisha Elliott
Lisa Trimberger

In accordance with the recommendations of the Remuneration Committee, our Board approved inclusion of the Executive Compensation Discussion and Analysis in this Proxy Statement on March 3, 2020.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

This Executive Compensation Discussion and Analysis describes our compensation practices and the executive compensation policies, decisions, and actions of our Remuneration Committee. This Executive Compensation Discussion and Analysis specifically relates to the compensation earned during 2019 by our Named Executive Officers. Please note that the compensation earned during 2019, as well as the Company's performance, was not affected by the COVID-19 pandemic. However, the COVID-19 pandemic could impact the specific actions taken by the Board and management , the Company's financial results, and 2020 compensation outcomes.

NAMED EXECUTIVE OFFICERS

The following section identifies and provides background on our Named Executive Officers, other than Alok Maskara, our CEO, about whom information is provided above in the section entitled “Directors Standing for Election or Re-Election.”

HEATHER HARDING
Age: 51
Chief Financial Officer
Heather Harding was named Chief Financial Officer of Luxfer Holdings PLC in January 2018. From 2012 to 2017, Ms. Harding was Vice President of Finance for Eaton Lighting, a business unit of Eaton Corporation, a power management company. Prior to that, she was Vice President of Finance for various operating units within Cooper Industries and Emerson Electric. Ms. Harding is a Certified Public Accountant and received a Bachelor of Science in Accounting from Southern Illinois University at Carbondale.

ANDREW BUTCHER
Age: 51
President, Luxfer Gas Cylinders
Andrew Butcher has served as President of our global Luxfer Gas Cylinders business since April 2014, having been the President of Luxfer Gas Cylinders North America from 2009 to 2014. Mr. Butcher joined Luxfer in Nottingham, United Kingdom, in 1991. He held positions of increasing responsibility throughout his career at Luxfer, including leading the development of our composite business beginning in 2002, first as General Manager and then as Executive Vice President. Mr. Butcher holds an M.A. degree in Engineering from Cambridge University and an M.B.A. from Keele University.

JAMES GARDELLA
Age: 63
President, Luxfer Magtech
James Gardella was appointed President of Luxfer Magtech in July 2017. Prior to serving in his current position, he was appointed in 2007 and served as President of our Magnesium Elektron Powder business, which he joined in 1990 as Financial Controller. Mr. Gardella holds a Bachelor of Science degree in Accounting from Villanova University and an M.B.A. in Finance. He is also a Certified Public Accountant.

GRAHAM WARDLOW
Age: 52
Managing Director, Luxfer MEL Technologies
Graham Wardlow was appointed Managing Director of Luxfer MEL Technologies in October 2017, following the merger of our MEL Chemicals and Magnesium Elektron Alloys businesses. Mr. Wardlow joined Magnesium Elektron in 1984 and undertook several technical and commercial roles before becoming Managing Director of the Alloys business in 2008 and Divisional Managing Director of MEL Chemicals in May 2017. Mr. Wardlow holds a degree in Materials Engineering from Imperial College, University of London, as well as an M.B.A. from Keele University.

OTHER EXECUTIVE OFFICERS OF THE REGISTRANT

In addition to the individuals identified as Named Executive Officers, the individuals listed below are current Executive Officers of Luxfer.

MARK CHIVERS
Age: 50
Managing Director, Luxfer Superform
Mark Chivers was appointed Managing Director of Luxfer Superform in April 2018. Mr. Chivers joined Luxfer in 2009 as Operations Director of Superform UK, before moving to California in 2014 to become General Manager of the Riverside facility. Before joining Luxfer, Mr. Chivers held Production and Operations Management and Vice President roles in the castings and tool making industry, particularly servicing the automotive sector. Mr. Chivers holds a Bachelor of Arts degree in Business Studies from Wolverhampton University.

PETER GIBBONS
Age: 49
Vice President and General Manager, Luxfer Graphic Arts
Peter Gibbons was appointed Vice President and General Manager of Luxfer Graphic Arts in July 2019. He joined Luxfer in 2004 as European Financial Controller at Magnesium Elektron, before moving to the corporate office to take up the Group Financial Controller role. He returned to Magnesium Elektron in 2014 as Divisional Finance Director. Mr. Gibbons was appointed Director of Sourcing and IT and became a member of the Executive Leadership Team in July 2017.

STEPHEN WEBSTER
Age: 48
Corporate Controller
Stephen Webster joined Luxfer as Corporate Controller in September 2016. Before joining Luxfer, Mr. Webster held various Finance leadership roles with global businesses, including those listed on various stock exchanges. Mr. Webster has extensive experience in financial shared services, ERP implementation, and external reporting under IFRS and U.S. GAAP. Mr. Webster qualified as a Chartered Accountant with PricewaterhouseCoopers LLP and holds a degree in International Management and Modern Languages from the University of Bath.

MEGAN GLISE
Age: 27
Associate General Counsel
Megan Glise joined Luxfer as U.S. Legal Counsel in July 2018 and was appointed Associate General Counsel in February 2019. On January 6, 2020, Ms. Glise became a member of the Executive Leadership Team and an Executive Officer of the Company. Before joining Luxfer, she was an Associate Attorney at a Wisconsin-based law firm, where she focused her practice on corporate and transactional law. Ms. Glise received her Juris Doctor from Marquette University Law School and holds a Bachelor of Arts degree in English and Criminology and Law Studies from Marquette University.

OVERVIEW OF COMPENSATION PROGRAM, PHILOSOPHY, AND OBJECTIVES

The Remuneration Committee sets and administers the policies that govern our executive compensation, including:

▪	establishing and reviewing executive base salaries;

▪	overseeing our annual incentive compensation plans;

▪	overseeing our long-term equity-based compensation plan;

▪	approving all awards under those plans;

▪	annually evaluating risk considerations associated with our executive compensation programs; and

▪	annually approving all compensation decisions for the Named Executive Officers included in the Summary Compensation Table below.

The Committee believes that the most effective executive compensation program aligns executive initiatives with shareholders’ economic interests. The Committee seeks to accomplish this by rewarding the achievement of specific annual, longer-term and strategic goals that create lasting shareholder value. The Committee’s specific objectives include:

▪	motivating and rewarding executives for achieving financial and strategic objectives;

▪	aligning management and shareholder interests by encouraging employee stock ownership;

▪	providing rewards commensurate with individual and company performance;

▪	encouraging growth and innovation; and

▪	attracting and retaining high caliber executives and key employees.

To balance the objectives described above, our executive compensation program uses the following compensation elements: (i) base salary; (ii) non-equity incentive awards; (iii) long-term incentive stock awards; (iv) pension or 401(k) contributions; (v) employee share purchase plans; and (vi) other benefits, such as healthcare, life, and disability insurance coverage.

The Remuneration Committee reviews total compensation for Executive Officers and the relative levels of each of these forms of compensation against the Committee's goals. The total compensation structures for our CEO and the other Named Executive Officers in 2019 are shown in the graphs below.

2019 NAMED EXECUTIVE OFFICERS' COMPENSATION STRUCTURE

2019 COMPANY PERFORMANCE

In order to assess the appropriateness and effectiveness of Luxfer's fiscal 2019 compensation programs, Luxfer's overall financial performance, as well as the individual performance of the Named Executive Officers, must be considered. Although Luxfer's 2019 financial performance fell short of levels experienced in 2018, solid progress was made toward business restructuring initiatives, which were aimed at further reducing the fixed cost structure while seeding revenue growth.

In 2019, each of our Executive Officers was compensated as follows:

▪
A base salary comparative to salaries for their respective role, as measured against external and internal benchmarking data. The base salary is periodically adjusted for inflation and remained fairly stable in 2019;

▪
A variable, non-equity incentive award,where 80% of the annual payout is dependent on a well-defined set of annual financial metrics that relate to each business unit or Luxfer’s overall performance, as applicable. The remaining 20% of the payout depends on a defined set of individual balanced scorecard objectives, which are intended to drive long-term business performance. Given 2019 performance, most Executive Officers earned around the threshold and budget payout levels (below maximum payout) under their variable non-equity incentive plan; and

▪
A stock-based, long-term incentive plan, where the majority of the payout is based on Luxfer’s earnings per share and relative total shareholder return. The payout is vested over a period of four years. The LTIP payout to the Executive Officers is expected to be at the low end, as the Company missed its targeted adjusted earnings per share, and the measurement period for the relative total shareholder return metric remains ongoing.4

Executive Performance
Consistent with our focus on Pay for Performance, each of our Named Executive Officer's performance in relation to their individual objectives contributes to their overall compensation. These objectives include both strategic and financial initiatives, which are aimed at ensuring Luxfer's long-term, sustainable performance and competitive differentiated value proposition. Each of our Named Executive Officer's performance against these individual objectives is analyzed to determine their overall performance. The following is a summary of the Named Executive Officer’s delivery against their individual objectives.

▪
Alok Maskara & Heather Harding (Corporate Executives). Successfully executed on long-term transformation plan to enhance shareholder value, through simplification, productivity, and growth. Continued progress in expertly developing and executing strategies and policies to allocate capital, develop talent, and ensure governance.

▪
Andrew Butcher, James Gardella & Graham Wardlow (Business Unit Leaders). Successfully delivered on business unit specific strategic plans to organically grow revenue, expand margins, and maintain sustainable competitive advantage in the markets they serve.

COMPARATIVE FRAMEWORK

In setting compensation for our Executive Officers, including our Named Executive Officers, the Remuneration Committee uses competitive compensation data from a total compensation study of selected peer companies and other relevant survey sources to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing targeted compensation levels. The Committee applies judgment and discretion in establishing targeted pay levels, considering not only competitive market data, but also factors such as company, business unit, and individual performance; scope of responsibility; critical needs and skill sets; experience; leadership potential; and succession planning. In setting compensation for 2019, the Committee continued to use the output from the total compensation study performed by Meridian Compensation Partners LLC ("Meridian") during 2018.

Based on Meridian's review and recommendations, as well as the foregoing criteria, the Committee used the companies listed below (the “Comparator Group”) for benchmarking purposes:

Timken Steel Corporation	Materion Corporation	Altra Industrial Motion Corporation
Quaker Chemical Corporation	Standex International Corporation	Lydall, Inc.
ESCO Technologies, Inc.	Kadant Inc.	L.B. Foster Company
Ciner Resources LP	Ampco-Pittsburgh Corporation	KMG Chemicals, Inc.
Haynes International, Inc.	The Gorman-Rupp Company	Sun Hydraulics Corporation
Hardinge, Inc.	Trecora Resources	DMC Global, Inc.
Universal Stainless & Alloy Products, Inc.	Synalloy Corporation

All of the companies included in the Comparator Group were (i) publicly-traded on a major exchange; (ii) similar in business size to our business units and global in nature; and (iii) engaged in the same or a similar industry to ours. As provided by Meridian as part of the total compensation study completed in 2018, the Comparator Group companies had revenues ranging from approximately US$161 million to US$1,077 million, with median revenues of approximately US$410 million. Luxfer’s revenue for the year ended December 31, 2018 was US$487.9 million. Please note that this Comparator Group was used only for purposes of a total compensation study. This Comparator Group, and the data related thereto, should not be referenced for purposes of a valuation or a market capitalization comparison.

2019 COMPENSATION PROGRAM ELEMENTS

For 2019, the Named Executive Officers' total compensation was primarily compromised of the following:

▪	base salary;

▪	annual non-equity incentive awards;

▪	long-term incentive stock awards, consisting of restricted stock;

▪	employee share purchase plans;
___________________
4Adjusted earnings per share is a non-GAAP measure. For a reconciliation and explanation of this non-GAAP measure, see Appendix A.

▪	pension or 401(k) contributions; and

▪	benefits, such as healthcare, life, and disability insurance coverage.

The Committee reviews total compensation for Executive Officers, and the relative levels of each of these forms of compensation, against the Committee’s goals to (i) align the interests of these Executives with those of our shareholders and (ii) to attract, retain, and incentivize talented Executives.

Base Salary
We provide each Named Executive Officer with a fixed base salary. In setting base salaries, the Remuneration Committee generally references comparable positions at peer companies based on available market data, which includes published survey data and proxy statement data for our Comparator Group. The Committee considers compensation at comparable companies as one of many factors in setting base salaries. Differences in base salaries among the Named Executive Officers are determined by the Committee based on numerous factors, such as competitive conditions for the Named Executive Officer’s position within the Comparator Group and in the broader employment market, as well as the Named Executive Officer’s level of responsibility, experience, and individual performance.

The Committee undertook its annual review of base salaries for the then-serving Named Executive Officers and other management personnel, in accordance with its normal procedures. The Committee approved an annual merit increase to Alok Maskara’s base salary of 9.76%, or from US$615,000 to US$675,000, effective and retroactively applied as at January 1, 2019. Mr. Butcher received a 1.35% merit increase to his base salary, effective and retroactively applied as at January 1, 2019. Additionally, Mr. Wardlow received a 5.92% merit increase to his base salary, effective and retroactively applied as at January 1, 2019. The other Named Executive Officers’ base salaries were not changed in 2019.

Non-Equity Incentive Compensation
The goal of Luxfer’s Non-Equity Incentive Compensation Program is to retain, motivate, and incentivize high caliber individuals and promote the achievement of Luxfer's key financial and strategic goals and targets by:

▪	providing above-market award opportunities for superior performance;

▪	placing a greater emphasis on combined company-wide and business unit results;

▪	recognizing, as appropriate, individual and non-financial factors that contribute to Luxfer’s overall success; and

▪	emphasizing teamwork and collaboration across all business units.

To achieve these objectives, non-equity incentive awards are tied to financial and individual performance metrics. The Remuneration Committee determines a percentage of each then-serving Named Executive Officer’s base salary as a targeted level of incentive opportunity. These targeted levels are based on the Committee’s review of Meridian's recommendations, relevant survey data, and, in the case of Named Executive Officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer. Generally, the Committee sets each Executive's target incentive opportunity as a percentage of base salary, with reference to the Comparator Group’s median target payouts.

The actual annual incentive opportunity set by the Committee for each Named Executive Officer varies depending on a wide range of factors, including competitive conditions for the Named Executive Officer’s position within the Comparator Group and in the broader employment market, as well as the Named Executive Officer’s performance, level of responsibility, and experience.

An Executive Officer’s base salary multiplied by the annual incentive opportunity percentage establishes the target annual incentive for which the Executive Officer is eligible. The Committee determined annual incentive targets in 2019 for all Named Executive Officers. These annual incentive targets (as a percentage of salary and their value in U.S. dollars) are shown below, together with the maximum non-equity incentive compensation opportunity available and the actual annual non-equity incentive compensation payout for 2019.

	Incentive Target as a % of Salary	Target (US$)	Maximum Non-Equity Incentive Compensation (US$)	2019 Annual Payout Awarded (US$)
Alok Maskara	100%	675,000	1,350,000	405,711
Heather Harding	60%	195,000	390,000	117,234
Andrew Butcher	40%	144,800	289,600	142,483
James Gardella	40%	107,531	215,062	138,842
Graham Wardlow	40%	97,189	194,378	43,735

In determining the 2019 Non-Equity Incentive Compensation for the Chief Executive Officer (Mr. Maskara) and the Chief Financial Officer (Ms. Harding), the Remuneration Committee considered the following three performance measures: Cash Conversion, Management EBITA, and Individual Objectives (as determined by performance against key metrics aligned with shareholder expectations).

For purposes of this calculation, Management EBITA is defined as operating income adjusted for equity income/(loss) of unconsolidated affiliates, qualifying restructuring charges, impairment charges, acquisition-related charges/credits, amortization of finance costs, the unwind of deferred consideration, amortization of acquired intangibles, and share-based compensation charges.

Additionally, Cash Conversion is defined as the ratio of Management EBITA to adjusted operating cash flow.5 Adjusted operating cash flow is reconciled from Management EBITA by adding back depreciation; loss/(gain) on the disposal of property, plants, and equipment; and changes in assets and liabilities net of effects of business acquisitions, non-restructuring capital expenditures, equity income of unconsolidated affiliates, and U.K. pension deficit funding contributions.

In 2019, Mr. Maskara's Individual Objectives were related to investor relations, safety, commercial excellence, and portfolio simplification. Ms. Harding's Individual Objectives in 2019 were related to internal audit and controls, cost reduction, and acquisitions and divestitures.

In December of each year, the Remuneration Committee reviews and sets, and the Board approves, the Management EBITA targets applicable to the CEO and CFO for the following year. Please refer to the chart below for the performance measures, together with the corresponding Threshold, Budget (or Target), and Max values, applicable to the CEO and CFO in 2019.

The performance measures applicable to our Chief Executive Officer and our Chief Financial Officer, as well as the weight assigned to each performance measure, were as follows:

Cash Conversion (1)	CEO Payout Factor as a % of Base Salary	CFO Payout Factor as a % of Base Salary
Threshold =80%	20%	12%
Budget =90%	40%	24%
Max =100%	80%	48%
Management EBITA (Group) (2)
Threshold = US$52.0 million	20%	12%
Budget = US$64.0 million	40%	24%
Max = US$69.0 million	80%	48%
Individual Objectives
Threshold	0%	0%
Budget	20%	12%
Max	40%	24%
TOTAL
Threshold	40%	24%
Budget	100%	60%
Max	200%	120%
_____________________
(1)    Cash Conversion achieved in 2019 fell between Threshold and Budget at approximately 83%.
(2)    Management EBITA (Group) achieved in 2019 fell between Threshold and Budget at US$53.8 million.

While the preceding paragraphs describe the processes and philosophies used by the Remuneration Committee and Board in setting Luxfer's overall performance measures applicable to the CEO and CFO, substantially the same processes and philosophies are used in setting the business units' performance measures applicable to the other Named Executive Officers.

_________________
5 Management EBITA, Cash Conversion, and adjusted operating cash flow are non-GAAP measures. For a reconciliation of these non-GAAP measures, see Appendix A.

In determining the 2019 Non-Equity Incentive Compensation for the other Named Executive Officers (Mr. Butcher, Mr. Gardella, and Mr. Wardlow), the Committee considered, based on recommendations of the Chief Executive Officer, the following three performance measures in relation to each Named Executive Officer’s business unit: Cash Conversion, Management EBITA, and Individual Objectives (as determined by performance against established Balanced Scorecard Metrics, which are further described below).

The Threshold Cash Conversion for all business units was set at 85%, the Budget Cash Conversion for all business units was set at 100%, and the Maximum Cash Conversion for all business units was set at 115%. The Cash Conversion performance measures applied to the other Named Executive Officers are slightly lower than the measures applied to the CEO and CFO, as the Cash Conversion applicable to the CEO and CFO is based on the overall cash conversion for the Group, which includes the overall net cash position for the corporate cost center, traditionally a net cash outflow.

In December of each year, the Chief Executive Officer and Chief Financial Officer, with approval of the Remuneration Committee and Board, review and set the Management EBITA targets applicable to the other Named Executive Officers for the following year. Please refer to the chart below for the performance measures, together with the corresponding Threshold, Budget (or Target), and Max values, applicable to the other Named Executive Officers in 2019.

The other Named Executive Officer's Individual Objectives are determined and measured against the Balanced Scorecard Metrics. The Balanced Scorecard Metrics for 2019 included three separate scorecards, as further described below.

▪
Customer First Scorecard. The Customer First Scorecard includes the following metrics: a net promoter score, sales pipeline value as a percent of revenue, and new product introduction sales value as a percent of sales revenue.

▪	Operations Scorecard. The Operations Scorecard includes metrics on quality, delivery, cost, and cash.

▪	Employee Personal Development Scorecard. The Employee Personal Development Scorecard includes metrics on voluntary turnover, employee development processes, and development plans implemented.

The performance measures applicable to the Named Executive Officers, as well as the weight assigned to each performance measure, were as follows:

Cash Conversion	Payout Factor as a % of Base Salary
Threshold =85%	8%
Budget =100%	16%
Max =115%	32%
Management EBITA (Business Unit)
Threshold	8%
Budget	16%
Max	32%
Individual Objectives (Balanced Scorecard Metrics)
Threshold	0%
Budget	8%
Max	16%
TOTAL
Threshold	16%
Budget	40%
Max	80%

The following chart shows the total Non-Equity Incentive Compensation award earned by each of the Named Executive Officers for 2019 and the maximum opportunity available to each of them (as a percentage of their base salary). Overall, the Non-Equity Incentive Compensation earned by each of our Named Executive Officers in 2019 was approximately 70% lower than the Non-Equity Incentive Compensation earned in 2018, driven by both lower Cash Conversion and Management EBITA year-over-year. On average, Cash Conversion in 2019 was significantly lower than that earned in 2018 at both the Group and business unit level. Similarly,
Management EBITA performance and payout was significantly lower at the Group level, while Management EBITA performance varied amongst the business units in 2019.

In terms of Individual Objectives, the Named Executive Officers' performance was good in 2019. Specifically, on the Operations Scorecard, there was significant year-over-year improvement in safety and productivity. Further, on the Customer First Scorecard, our revenue from new products continued to grow, and we made strong progress in rolling out our high performance culture, which contributed to positive scores on the Employee Personal Development Scorecard.

2019 NON-EQUITY INCENTIVE COMPENSATION AWARDS

Long-Term Incentive Compensation
The goal of Luxfer’s Long-Term Umbrella Incentive Plan (“LTIP”) is to align rewards for Executives with returns to shareholders through personal financial investment. Additionally, the program is designed to attract and retain high quality Executives in an environment where compensation levels are based on a global market. Under the LTIP, the Remuneration Committee has the discretion to use a range of performance targets. These performance targets are to be appropriate and support Luxfer’s long-term strategy at the time the award is granted. For recent awards, the Committee has used the following performance targets in various combinations: time-based (four-year vesting), earnings per share ("EPS"), and total shareholder return ("TSR").

The LTIP provides the Remuneration Committee the discretion to grant time-based, market value, or performance-based awards, including in the form of Restricted Stock Units (“RSUs”) and stock options. These awards are designed to strengthen the alignment of Executives with shareholders, motivate shareholder value creation, and maximize the value of Luxfer. Discretion over what type or combination of types of awards to be made will be exercised by the Committee based on what they consider to be the market norms in the U.S. and U.K., as well as the circumstances in which the award is made. Awards are made and satisfied using existing treasury shares, through the issue of new shares or shares held in an employee benefit trust. Participants are required to pay, at minimum, the nominal cost of an ordinary share.

In 2019, the Remuneration Committee awarded long-term incentive compensation under the LTIP. As it does each year, the Remuneration Committee referenced benchmark data (including compensation surveys, Comparator Group information, and other data provided by Meridian Compensation Partners LLC) in setting Target dollar award levels for each Named Executive Officer. For each Named Executive Officer’s award available at Target level, 40% of this award was granted in March 2019 in the form of time-based RSUs or time-based options, vesting evenly on the first four anniversaries of the award and beginning on the grant date. The remaining 60% of the Target award allocation was split as follows: 24% of the award available based on the delivery of a certain adjusted diluted EPS for the year ending December 31, 2019 and 36% of the award available on the delivery of a certain TSR. The TSR metric consists of a ranking of Luxfer's performance against a peer group of twenty companies for the last ninety days of the year ending December 31, 2021. Based on the relative level of shareholder return achieved, awards in relation to TSR would vest evenly in March of 2022 and 2023.

For both performance elements of these awards, the Named Executive Officers can achieve a Threshold, Budget (or Target), or Maximum number of awards, based on delivery of financial performance during the relevant measurement period. Maximum award potential is capped at a certain percentage of each Named Executive Officer’s salary, depending on the share price at the award communication date.

The table below summarizes the total Target award made available to each of the Named Executive Officers in March 2019, which was approved by the Remuneration Committee.

Named Executive Officer	# Time Based Awards (4 Year Vesting @25% per year) 40% award allocation	# EPS Awards (Vesting on 2nd, 3rd and 4th Year) 24% award allocation	# TSR Awards (Vesting evenly on 3rd and 4th Year) 36% award allocation	Total Target Award (# of Awards)
Alok Maskara	21,200	12,720	19,080	53,000
Heather Harding	5,600	3,360	5,040	14,000
Andrew Butcher	4,400	2,640	3,960	11,000
James Gardella	3,200	1,920	2,880	8,000
Graham Wardlow	3,200	1,920	2,880	8,000

The adjusted diluted EPS Threshold for the following year is set based upon the forecast EPS in December of the current year. The adjusted diluted EPS Budget (or Target) and Max amounts for the following year are set based on a calculation that considers the EBITA Budget (or Target) and Max amounts, target tax rate, and target interest expense. RSUs and stock options awarded due to EPS achievement are also subject to a service-based vesting requirement, with 33.33% of the earned units vesting on the second anniversary of the grant date, 33.33% of the earned units vesting on the third anniversary of the grant date, and 33.33% on the fourth anniversary of the grant date. The TSR performance award achievement varies based on Luxfer's TSR being between the 25th and 75th percentile at the end of the measurement period. RSUs and stock options awarded due to TSR achievement are also subject to a service and vesting requirement, with 50% of the earned units vesting on each of the third and fourth anniversaries of the grant date.

Benefits
Healthcare Benefits
We provide employee benefits – such as medical, dental, and vision insurance; life insurance; and disability coverage – to our Named Executive Officers and other employees. These benefits are available to all full-time U.S. employees through our active employee plans. Luxfer provides complimentary life, accidental death, and dismemberment insurance to its full-time U.S. employees, with a benefit amount of US$50,000. Employees are also offered voluntary life insurance coverage with a benefit amount of 5x such employee's salary (up to a maximum of US$500,000). Additionally, long-term disability insurance coverage is provided complimentary, with a benefit amount of 60% of such employee's salary (up to a maximum of US$6,000). In addition to these benefits for active, full-time U.S. employees, we provide post-retirement medical, dental, vision, and life insurance coverage to certain retirees in accordance with the legacy company plans that applied at the time the employees were actively employed.

The U.K. equivalent of certain of these healthcare benefits and insurance coverages are made available to U.K. employees. U.K. employees that are invited and elect to join the healthcare insurance program receive this benefit as a benefit-in-kind. U.K. employees that belong to a Company pension plan receive life insurance coverage with a benefit amount of 7x such employee's salary. U.K. employees that have chosen not to join a Company pension plan receive life insurance coverage with a benefit amount of 3x such employee's salary.

The value of these healthcare benefits is not required to be included in the Summary Compensation Table, as they are generally available on a non-discriminatory basis to all full-time employees.

401(k) Savings Plan
All of our Named Executive Officers who are based in the U.S. are eligible to participate in Luxfer's 401(k) Savings Plan in the same manner as all U.S. employees. Participants in the 401(k) Savings Plan are eligible for a 100% match on 6% of eligible pay saved, subject to IRS-qualified plan compensation limits and highly compensated threshold limits. Eligible employees may not receive 401(k) benefits in excess of these limits.

Other Retirement Benefits
Named Executive Officers based in the U.K. are eligible to participate in the defined contribution pension scheme and may have participated in the Luxfer Group Pension and Supplementary Pension Plans in the past, which have now been frozen. These pension plans are further described below in the section entitled “2019 Pension Benefits.” The Chief Executive Officer is paid the equivalent of 25% of his annual base salary as a salary supplement in lieu of contributions into Company pension plans. Currently, a portion of this supplement is being paid into Luxfer's 401(k) Savings Plan for Alok Maskara.

Other Paid Time Off Benefits
We also provide vacation and other paid holidays to all employees, including the Named Executive Officers, which we have determined to be comparable to those provided at other similar companies.

Clawback Procedures
Luxfer has established policies and procedures, which apply to all employees, including our Executive Officers, in relation to the clawback of certain incentive compensation. Specifically, if, during the preparation of the current year’s financial results, a material misstatement of the previous year’s results is discovered, a clawback of the non-equity incentive compensation and long-term incentive awards granted with respect to such misstated financial results may occur. The Remuneration Committee has discretion in applying such policy to recover or recoup incentive compensation in situations involving a material misstatement of financial results. Furthermore, the Remuneration Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid incentive compensation; how much incentive compensation to recoup from individual Executive Officers and employees; and the form of such incentive compensation to be recouped.

Compensation-Related Risk
Annually, Luxfer conducts a review of the Company's compensation plans and practices with respect to risk and reviews the assessment with the Remuneration Committee. To aid in this review in 2018, the Company engaged Meridian Compensation Partners LLC, a human resource consulting firm, to identify risk aggravators and mitigating factors, particularly in the incentive plans offered to management personnel, and opine whether such factors are reasonably likely to incentivize employees to take risks that could have a material adverse effect on the Company. In considering Meridian’s analysis and its own discussions with the Remuneration Committee, Luxfer concluded that its compensation plans and practices are not reasonably likely to have a material adverse effect on Luxfer. The reasons for concluding that Luxfer’s compensation plans and practices do not create material risk for Luxfer include that Luxfer (i) implements risk mitigation mechanisms; specifically, it utilizes short (one-year) performance periods, measures performance at large corporate levels, considers discretionary individual performance factors, and utilizes the Remuneration Committee to administer awards to officers and employees; (ii) sufficiently monitors the appropriateness of the compensation and benefit plans that are available to Luxfer's executives; and (iii) leverages the expertise of third party service providers, such as Meridian Compensation Partners, where necessary to ensure that Luxfer’s compensation and deferred compensation programs are appropriate when compared to market. As there has been no change to the compensation plans in 2019, Luxfer is still of the opinion that its compensation plans and practices are not reasonably likely to have a material adverse effect on the Company for the reasons stated above. The Company has discussed the same with the Remuneration Committee, and the Remuneration Committee is of the same opinion.

Termination and Change in Control
Mr. Maskara and Ms. Harding are party to Employment Agreements with Luxfer Holdings PLC. Each Employment Agreement contains provisions regarding the termination of each Executive’s employment and the Company's related severance obligations. Employment Agreements were historically issued to Executives at a certain level, and other than the case of the CEO and the CFO who each entered into Employment Agreements at the time of hire, Luxfer’s current practice is not to enter into Employment Agreements for non-CEO/CFO roles unless required by law. If Luxfer terminates an Executive who is party to an Employment Agreement for “Cause” or if the Executive resigns without “Good Reason” (as each term is defined in the Employment Agreement), Luxfer will pay the Executive all accrued and unpaid base salary and any accrued and unpaid benefits through the date of termination, after which Luxfer will have no further obligation under the Employment Agreement to the Executive, unless specified by further agreement. If the employment of the Executive who is party to an Employment Agreement terminates due to his or her death or “Disability” (as defined in the Employment Agreement), the Executive or his or her estate will receive all accrued and unpaid base salary and any accrued and unpaid benefits through the date of death or disability, after which all right to benefits will terminate and Luxfer will have no further obligation to the Executive under the Employment Agreement.

If the employment of the Executive who is party to an Employment Agreement is terminated for any reason other than death, Disability, or Cause, the Executive will be entitled to (i) cash severance payments equal to 12 months of the Executive’s annual base salary at the time of termination; (ii) cash payment equivalent to the Executive’s annual non-equity incentive compensation at Budget; and

(iii) immediate vesting of any unvested and outstanding time-based restricted stock. Performance-based awards will be treated in accordance with the Remuneration Policy and the rules of the Long-Term Umbrella Incentive Plan. The foregoing severance benefits are subject to the Executive entering into and not revoking a release of claims in favor of Luxfer and its affiliated entities.

Upon a “Change in Control” of Luxfer (as defined in the Executive’s Employment Agreements), the severance payment shall be calculated at two times the highest basic annual salary of the Executive. Outstanding, but unvested, time-based long-term incentive awards shall vest immediately, while performance-based awards and non-equity incentive compensation will be treated in accordance with the Remuneration Policy and the rules of the Long-Term Umbrella Incentive Plan. Luxfer will have no further obligation under the Employment Agreement to the Executive. The table below summarizes the total payout to each of these Named Executive Officers in the event of a termination for reasons other than death, Disability or Cause, as well as if termination follows a Change in Control.

Name and Principal Position	Termination for Reasons other than Death, Disability or Cause			Termination following Change in Control
	Severance Payment (US$)	Outstanding or Unvested Time Based Awards (US$)	Total Payout (US$)	Severance Payment (US$)	Outstanding or Unvested Time Based Awards (US$)	Total Payout (US$)
Alok Maskara Chief Executive Officer	1,350,000	2,411,145	3,761,145	2,025,000	2,411,145	4,436,145
Heather Harding Chief Financial Officer	520,000	538,518	1,058,518	845,000	538,518	1,383,518

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of the Named Executive Officers for the years ended December 31, 2019, 2018, and 2017.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary (US$)	Annual Bonus (US$)(1)	Annual LTIP Stock Awards (US$) (2)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)(4)	Total Compensation (US$)
Alok Maskara (5) Chief Executive Officer	2019	675,000	—	940,729	—	405,711	—	208,750	2,230,190
	2018	615,000	—	860,870	—	1,230,000	—	193,750	2,899,620
	2017	365,826	—	3,530,787	—	530,448	—	120,405	4,547,466
Heather Harding Chief Financial Officer	2019	325,000	—	248,495	—	117,234	—	36,800	727,529
	2018	325,000	90,000	1,092,981	—	390,000	—	16,500	1,914,481
Andrew Butcher President, Gas Cylinders	2019	362,000	—	195,245	—	142,483	—	38,148	737,876
	2018	357,179	—	208,776	—	274,313	—	34,548	874,816
	2017	354,539	—	327,831	—	199,818	—	34,764	916,952
James Gardella President, Magtech	2019	268,828	—	141,997	—	138,842	—	45,461	595,128
	2018	268,828	—	156,522	—	173,125	—	31,932	630,407
	2017	268,828	—	210,748	—	168,018	—	29,888	677,482
Graham Wardlow (6) Managing Director, MEL Technologies	2019	242,972	—	141,997	—	43,735	—	79,733	508,437
	2018	238,892	—	143,638	—	183,176	—	76,205	641,911
	2017	208,831	—	291,649	—	115,057	—	75,699	691,236
_____________________

(1)
The amount represented in column (d) with respect to 2018 represents a signing bonus for Ms. Harding, who joined Luxfer on January 1, 2018. The Annual Bonus was offered to offset the loss of a non-equity incentive plan payment at her previous employer.

(2)	The amounts in column (e) represent the aggregate grant date fair value, computed in accordance with ASC 718, of restricted stock units or options granted during each year under the LTIP.

(3)
The amounts in column (g) with respect to 2019 reflect cash awards to the named individuals pursuant to cash awards under the Luxfer Holdings Senior Leadership Bonus Plan in 2019, with final payouts approved by the Committee at its March 2020 meeting and paid shortly thereafter.

(4)
The table below shows the components of column (i) for 2019, which include perquisites, auto allowances, other personal benefits, Luxfer contributions under the 401(k) Plan, the U.S. Employee Stock Purchase Plan (the “ESPP”), and U.K. Share Incentive Plan (the “SIP”):

	(A)	(B)	(C)	(D)	(E)	(F)
Name	Executive Perquisites Package (US$)	Auto Allowance (US$)	Other Perquisites and Personal Benefits (US$)	Contributions Under a Defined Contribution Plan (US$) (d)	Contributions Under the ESPP or SIP (US$)	Total All Other Compensation (US$)
Alok Maskara	40,000 (a)	—	151,950 (b)	16,800	—	208,750
Heather Harding	20,000	—	—	16,800	—	36,800
Andrew Butcher	20,000	—	—	16,800	1,348	38,148
Jim Gardella	20,000	—	—	16,800	8,661	45,461
Graham Wardlow	19,182	—	59,236 (c)	—	1,315	79,733

(a)
Chief Executive Officer, Mr. Maskara, is given a paid allowance to cover personal automotive costs and other perquisites. This amount per his employment agreement is US$40,000 per annum and is included in column(A).

(b)
The amount shown in column (C) for Mr. Maskara reflects that in accordance with his employment agreement, he is eligible to receive cash payments to offset the loss of a Supplemental Executive Retirement Plan that he had with his previous employer. This amount represents 25% of Mr. Maskara’s salary for 2019, less the amount of Luxfer contributions of US$16,800 paid into Mr. Makara’s 401(k) plan.

(c)
Mr. Wardlow is eligible for an annual compensation adjustment to account for being at the maximum lifetime contribution for the U.K. pension contributions. For 2019, this compensation adjustment was valued at the equivalent of US$54,669 at an exchange rate of £1: US$1.2788. This amount, along with other perquisites and personal benefits, are included within column (C).

(d)	The amounts shown in column (D) for each Named Executive Officer reflects amounts contributed by Luxfer into individual 401(k) pension plans.

(5)
Mr. Maskara joined Luxfer as a Director on May 23, 2017 and was appointed Chief Executive Officer with effect from July 1, 2017, following the retirement of the then-current Chief Executive Officer. His compensation in 2017 reflects his period of employment from May 23, 2017.

(6)
Mr. Wardlow is employed in the United Kingdom and is paid in GBP sterling. His compensation has been translated into U.S. Dollars at the following average exchange rates for each of the years: 2017: £1: US$1.3018, 2018: £1: US$1.3318, and 2019: £1: US$1.2788.

GRANTS OF PLAN-BASED AWARDS IN 2019 (1)

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j) (k)	(k)	(l)	(m)
Name	Grant Date	Remuneration Committee Approval Date	Threshold (US$)	Target (US$)	Maximum (US$)	Threshold (#)	Target (#)	Maximum (#)	All other Stock Awards: Number of Shares of Stock or Units (#)(4)	All other Stock Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards (US$/Sh)	Grant Date Fair Value of Stock and Option Awards (US$)(6)
Alok Maskara	March 14, 2019	March 5, 2019				6,360	12,720	25,440			1.00	282,511
	March 14, 2019	March 5, 2019				9,540	19,080	28,620			1.00	187,366
	March 14, 2019	March 5, 2019							21,200		1.00	470,852
			337,500	675,000	1,350,000
Heather Harding	March 14, 2019	March 5, 2019				1,680	3,360	6,720			1.00	74,626
	March 14, 2019	March 5, 2019				2,520	5,040	7,560			1.00	49,493
	March 14, 2019	March 5, 2019							5,600		1.00	124,376
			97,500	195,000	390,000
Andrew Butcher	March 14, 2019	March 5, 2019				1,320	2,640	5,280			1.00	58,634
	March 14, 2019	March 5, 2019				1,980	3,960	5,940			1.00	38,887
	March 14, 2019	March 5, 2019							4,400		1.00	97,724
			72,400	144,800	289,600
James Gardella	March 14, 2019	March 5, 2019				960	1,920	3,840			1.00	42,643
	March 14, 2019	March 5, 2019				1,440	2,880	4,320			1.00	28,282
	March 14, 2019	March 5, 2019							3,200		1.00	71,072
			53,766	107,531	215,062
Graham Wardlow	March 14, 2019	March 5, 2019				960	1,920	3,840			1.00	42,643
	March 14, 2019	March 5, 2019				1,440	2,880	4,320			1.00	28,282
	March 14, 2019	March 5, 2019								3,200	1.00	71,072
			48,595	97,189	194,378
_____________________

(1)
The Remuneration Committee’s practices for granting restricted stock units and options, including the timing of grants and approvals thereof, are described in the section entitled “Executive Compensation Discussion and Analysis - Long-Term Incentive Compensation.”

(2)
The amounts shown in column (d) reflect the total of the Threshold payment levels for each element under our Non-Equity Incentive Compensation Plan. This amount is 50% of the Target amounts shown in column (e). The amounts shown in column (f) are 200% of such Target amounts for each individual. These amounts are based on the individual’s current annual base salary as in effect on December 1, 2018.

(3)
The amounts shown in column (g), (h), and (i) reflect the total of the Threshold, Target, and Maximum payment levels for the awards of performance-related restricted stock units and stock options granted in 2019 to each Named Executive Officer. Performance-related awards were granted for two different metrics: adjusted diluted EPS and TSR, as described in the section entitled “Executive Compensation Discussion and Analysis - Long-Term Incentive Compensation.” Of the performance-based awards granted on March 14, 2019, 40% of this award allocation related to certain adjusted diluted EPS targets and 60% related to certain TSR targets. The amounts shown in column (g) reflect the total number of awards for the Threshold award levels for each of the individuals. These amounts are 50% of the Target number of awards shown in column (h) for both performance metrics. The award amounts shown in column (i) are 200% of Target for the awards granted under adjusted diluted EPS and 150% of Target for the awards granted under TSR. The award amounts available were based on the individual’s annual base salary at the time of the Remuneration Committee's approval in March 2019. The adjusted diluted EPS performance metrics for the year ending December 31, 2019 ranged from: US$1.65 earnings per share for a Threshold award payout to US$1.90 or higher earnings per share for a Maximum award payout.

(4)
All other award amounts in column (j) reflect the 40% element of the time-based awards made in relation to 2019 as further described in the section entitled “Executive Compensation Discussion and Analysis - Long-Term Incentive Compensation.”

(5)
Mr. Wardlow is employed in the U.K. and received time-based stock options as part of his 40% time-based award entitlement for 2019, as shown in column (k). These awards vest equally over a four-year period from the anniversary of grant date, at option cost per share equivalent to the nominal value as detailed in the section entitled “Executive Compensation Discussion and Analysis - Long-Term Incentive Compensation.”

(6)	The amounts shown in column (m) reflect the grant date fair value of the awards of restricted stock units, performance share units and stock options computed in accordance with ASC 718.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2019

Name	Option Awards					Stock Awards
	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Un-exercisable	Equity Incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise (US$)(1)	Option Expiration date	Number of shares of stock or units that have not been vested (#)(2)	Market value of shares of stock or units that have not vested (US$)(3)	Equity incentive plan awards: Number of unearned shares that have not vested (#)(4)	Equity incentive plan awards: Market payout value of unearned shares that have not vested (#)(5)
Alok Maskara						147,847	2,631,861
								35,640	636,174
								9,540	167,045
Heather Harding						33,040	587,860
								9,720	173,502
								2,520	44,125
Andrew Butcher						30,350	540,252
								8,640	154,224
								1,980	34,670
James Gardella						21,160	376,618
								6,480	115,668
								1,440	25,214
Graham Wardlow	—	1,400		0.66	March 21, 2022
	—	2,000		0.66	March 22, 2022
	—	8,000		0.66	March 22, 2023
	—	2,940		0.66	March 26, 2023
	—	5,280		0.66	March 26, 2023
			5,940	0.66	March 26, 2023
	—	3,200		1.00	March 14, 2025
			1,440	1.00	March 14, 2025
_____________________

(1)
Except for the stock option grants with an exercise price of US$1.00 per share, the stock option grants set out in this table have an exercise price of £0.50 per share, or US$0.66 per share translated at the December 31, 2019, exchange rate of £1: US$1.3247.

(2) The grant dates of the restricted stock unit awards were as follows:

Name	Grant Date	Number of Restricted Stock Units
Alok Maskara	August 23, 2017	15,000(a)
	August 23, 2017	30,000(b)
	March 23, 2018	32,367(c)
	March 26, 2018	17,600(d)
	March 26, 2018	31,680(e)
	March 14, 2019	21,200(f)
Heather Harding	January 1, 2018	14,000(g)
	March 26, 2018	4,800(d)
	March 26, 2018	8,640(e)
	March 14, 2019	5,600(f)

Andrew Butcher	March 22, 2017	2,800(h)
	March 23, 2018	11,200(c)
	March 26, 2018	4,270(d)
	March 26, 2018	7,680(e)
	March 14, 2019	4,400(f)
James Gardella	March 22, 2017	1,800(h)
	March 23, 2018	7,200(c)
	March 26, 2018	3,200(d)
	March 26, 2018	5,760(e)
	March 14, 2019	3,200(f)
_____________________

(a)
The Remuneration Committee determined that on appointment, Mr. Alok Maskara, as the new Chief Executive Officer should acquire a minimum quantity of 22,500 shares within twelve months of appointment. Upon the Chief Executive Officer acquiring the shares, Luxfer matched the purchase by granting an award of 45,000 nominal cost restricted stock units, to vest over three years commencing on June 13, 2018.

(b)
Upon Mr. Maskara’s appointment as new Chief Executive Officer, the Remuneration Committee determined to make a one-off share award to him, outside the terms of the Long-Term Umbrella Incentive Plan, of 60,000 time-based nominal cost restricted stock units, to vest over four years commencing on May 23, 2018.

(c)
These awards were made on attainment of 2017 EPS performance goals and include “holding period” and “clawback” provisions. Time-based restricted stock units accumulate additional restricted stock units when the Company pays a dividend. Shares underlying the total amount of restricted stock units are then issued when the restricted stock units vest. The award will vest evenly in three equal amounts on the first three anniversaries of the grant date.

(d)
These awards were granted on March 26, 2018 and include “holding period” and “clawback” provisions. These awards represent the 40% of the time element of the award. Time-based restricted stock units accumulate additional restricted stock units when the Company pays a dividend. Shares underlying the total amount of restricted stock units are then issued when the restricted stock units vest. The award will vest evenly in three equal amounts on the first three anniversaries of the grant date.

(e)
These awards were granted on March 26, 2018 and include “holding period” and “clawback” provisions. These awards represent the adjusted diluted EPS performance element of the award allotted for 2018. Based on the financial performance of Luxfer for the year ended December 31, 2018 and an adjusted diluted EPS of US$1.69 per share being achieved, the maximum level of awards associated with this performance criteria have been achieved. As a result, these performance-based awards will vest in equal amounts on March 26, 2020, and March 26, 2021.

(f)
These awards were granted on March 14, 2019 and include “holding period” and “clawback” provisions. These awards represent the 40% of the time element of the target award allotted for 2019 as shown in the “Grants of Plan-Based Awards in 2019” table on page 46. Time-based restricted stock units accumulate additional restricted stock units when the Company pays a dividend. Shares underlying the total amount of restricted stock units are then issued when the restricted stock units vest. The award will vest evenly in four equal amounts on the first four anniversaries of the grant date.

Given the adjusted diluted EPS performance for the year ended December 31, 2019 was below the US$1.65 earnings per share level required for the Threshold allotment of share awards, no share awards have been earned in relation to this performance metric.

(g)
On her appointment, the Remuneration Committee determined to make a one-off share award to Ms. Heather Harding as new Chief Financial Officer of 21,000 time-based nominal cost restricted stock units, to vest over three years commencing on January 31, 2019.

(h)	One-third of these restricted stock units vest on each of the first, second, and third anniversaries of the grant date.

(3)
The amounts in this column were calculated by multiplying the closing market price of our ordinary shares on the last trading day of our most recently completed fiscal year , which was US$18.51, less option cost (being £0.50 per share (translated at the year-end rate of £1: US$1.3247) for all awards prior to 2019, or $1.00 per share for the 2019 awards), by the number of unvested restricted stock units.

(4)
For the 2018 TSR awards, the number of performance share units shown in this column reflects the maximum performance level, in accordance with SEC regulations, given that both Threshold and Target performance measures have been exceeded at December

31, 2019. The measurement period continues until December 31, 2020.
For the 2019 TSR awards, the number of performance share units shown in this column reflects the Threshold performance level, in accordance with SEC regulations, given that the performance level at December 31, 2019 is below Threshold. The measurement period continues until December 31, 2021.

(5)
The amounts in this column were calculated by multiplying the closing market price of our ordinary shares on the last trading day of our most recently completed fiscal year of US$18.51, less option cost (being £0.50 per share (translated at the year-end rate of £1: US$1.3247) for the 2018 awards, or $1.00 per share for the 2019 awards), by the number of unearned share awards that have not vested. The table below shows the number of unearned share awards that have not vested and their respective vesting date.

Name	Vesting Date	Number of Performance Share Units or Options(a)
Alok Maskara	March 26, 2021	35,640
	March 14, 2022	4,770
	March 14, 2023	4,770
Heather Harding	March 26, 2021	9,720
	March 14, 2022	1,260
	March 14, 2023	1,260
Andrew Butcher	March 26, 2021	8,640
	March 14, 2022	990
	March 14, 2023	990
James Gardella	March 26, 2021	6,480
	March 14, 2022	720
	March 14, 2023	720
Graham Wardlow	March 26, 2021	5,940
	March 14, 2022	720
	March 14, 2023	720
_________________

(a)
As Mr. Graham Wardlow is a U.K.-based employee, he receives awards in the form of time-based stock options, which expire on two years following the final vesting date of a specific stock option award type. All other Named Executive Officers receive awards in the form of restricted stock units.

2019 OPTION EXERCISES AND STOCK VESTED TABLE

The following table shows a summary of the stock options exercised by the Named Executive Officers in 2019 and the restricted stock or restricted stock units vested for the Named Executive Officers during 2019.

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise (US$)(1)	Number of shares acquired on vesting (#)	Value realized on exercise (US$)(2)
Alok Maskara	—	—	94,733	2,197,750
Heather Harding	—	—	26,162	591,204
Andrew Butcher	3,615	92,472	6,259	141,414
James Gardella	5,779	148,347	5,378	121,382
Graham Wardlow	9,373	240,605	—	—
_____________________

(1)	Reflects the amount of the shares acquired on exercise at the share price on the date of exercise. The number of shares acquired is after the forfeiture of shares to cover option cost and taxes due.

(2)
Reflects the amount of the shares acquired on vesting of the restricted stock units at the share price on the date of vesting. The number of shares acquired is after the forfeiture of shares to cover option cost and taxes due. In addition, restricted stock units carry with them the right to receive accumulated dividends, in shares, during the period of the award. The dividends are not credited until the award vests. The value realized on vesting includes the vesting of the required portion of these dividend shares.

2019 PENSION BENEFITS

Luxfer’s pension plans, the Luxfer Group Pension Plan and the Luxfer Group Supplementary Pension Plan (“Salaried Pension Plans”), are frozen. Participants in the Salaried Pension Plans no longer earn additional credited service, and changes in salary for a participant are not considered in determining pension benefits. The Salaried Pension Plans were frozen consistent with contemporary benefit practices.

The Named Executive Officers who were employed by Luxfer on or before December 31, 2016, participate on the same basis as other salaried employees in the non-contributory Salaried Pension Plans. Mr. Maskara and Ms. Harding do not participate in the Salaried Pension Plans because they joined Luxfer after December 31, 2016.

The table below lists the number of years of credited service and present value of accumulated pension benefits as of December 31, 2019, for each of the Named Executive Officers under the frozen Salaried Pension Plans. The disclosed amounts are actuarial estimates only and do not necessarily reflect the actual amounts that will be paid to the Named Executive Officers, which will only be known at the time that they become eligible for payment.

Name	Name of Plan	Length of Credited Service	Present value of accumulated benefit (US$)(1)	Payments during last fiscal year (US$)
Graham Wardlow	Luxfer Group Pension Plan	31 years, 7 months	1,326,025	—
	Luxfer Group Supplementary Pension Plan	4 years	45,040	—
Andrew Butcher	Luxfer Group Pension Plan	21 years, 6 months	1,196,204	—
	Luxfer Group Supplementary Pension Plan	1 year, 3 months	23,845	—
_____________________

(1)
The present value of accumulated benefit is a United Kingdom benefit and is paid in GBP sterling. The amounts have been translated into U.S. Dollars at the December 31, 2019 exchange rate of £1: US$1.3247.

CEO PAY RATIO

Identification of Median Employee
In accordance with Item 402(u) of Regulation S-K, we are required to provide certain information concerning the ratio between Luxfer's CEO's, Mr. Maskara’s, annual total compensation and the annual total compensation of the Company’s estimated median compensated employee (“MCE”), in each case generally calculated in the manner that annual total compensation is calculated for the purposes of the Summary Compensation Table.
Summary
As described in more detail below, the total fiscal 2019 compensation of the Company’s MCE was US$56,871. Mr. Maskara’s compensation for purposes of the ratio totaled US$2,230,190, resulting in an estimated ratio to the MCE’s total fiscal 2019 compensation of 39 to 1. Mr. Maskara’s compensation for purposes of the ratio is the same as that reported in the Summary Compensation Table above.
Methodology
We first determined our MCE during and for fiscal 2018 for the purposes of determining our CEO Pay Ratio. As permitted by Item 402(u) of Regulation S-K, the Company’s MCE for fiscal 2019, a production employee at one of its U.K. plants, is the same as the MCE used for fiscal 2018, because the Company determined there were no material changes to its employment population or compensation arrangements that would warrant a change in the methodology or the MCE. In light of no material changes in employee population or employee compensation arrangements, the applicable SEC rules require the identification of a median compensated employee at least once every three years. For a discussion regarding the methodology used by the Company to determine the MCE, please refer to the section entitled “CEO Pay Ratio” in the Company’s proxy statement for its 2019 Annual General Meeting of Shareholders, which was filed with the SEC on April 5, 2019.

For fiscal 2019, the Company calculated the total compensation of the MCE using the same methodology as was used to calculate Mr. Maskara’s total fiscal 2019 compensation for the purposes of the Summary Compensation Table. This included adding the MCE’s actual fiscal year 2019 overtime pay, fiscal 2019 bonus, mobile phone allowance, and calendar 2019 pension contribution, resulting in total 2019 compensation of US$56,871, at an average exchange rate of the year of £1: US$1.2788, as the MCE is paid in GBP sterling.

SEC rules and guidance for identifying the median of the annual total compensation of employees and calculating the pay ratio based on the MCE's annual total compensation allow companies to adopt a variety of methodologies; to apply certain exclusions; and to make reasonable estimates and assumptions that reflect employee populations and compensation practices. Accordingly, the pay ratios reported by other companies may not be comparable to Luxfer's pay ratio, as other companies may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee reviews and approves the external Independent Auditor’s engagement and audit plan, including fees, scope, staffing, and timing of work. In addition, the Audit Committee Charter limits the types of non-audit services that may be provided by the Independent Auditors. Any permitted non-audit services to be performed by the Independent Auditors must be pre-approved by the Audit Committee after the Committee is advised of the nature of the engagement and particular services to be provided. The Audit Committee pre-approved audit fees and all permitted non-audit services of the Independent Auditors in 2019. Responsibility for this pre-approval cannot be delegated to one or more members of the Audit Committee, and the Audit Committee may not delegate authority for pre-approvals to Luxfer management.

FEES PAID TO THE INDEPENDENT AUDITORS

We engaged PricewaterhouseCoopers LLP ("PwC") to provide various audit and other permitted non-audit services to us during fiscal years 2019 and 2018.

The Audit Committee approved all fees paid to PwC and underlying services provided by the Independent Auditors. Their fees for these services were as follows:

	2019 (US$)	2018 (US$)
Audit Fees (1)	1,403,000	1,218,000
Audit-Related Fees (2)	127,000 (3)	280,000 (4)
All Other Fees	-	386,000 (5)
TOTAL	1,530,000	1,884,000
_____________________

(1)
Audit Fees consist of fees for audits of our consolidated annual financial statements and the effectiveness of internal controls over financial reporting; reviews of our quarterly financial statements; statutory audits; review of SEC filings; consents for registration statements; comfort letters in connection with securities offerings; and consultation and review work necessary to comply with the standards of the PCAOB.

(2)
Audit-Related Fees consist of fees reasonably related to PwC's audit and review of the Company's financial statements and the effectiveness of internal controls over financial reporting. Audit-Related fees principally include audit work related to information systems and special projects, as well as audit of U.S. GAAP transition work.

(3)
Audit-Related Fees in 2019 consist of fees for additional audit work required in relation to the closure of the Gerzat, France facility and additional audit work relating to the implementation and testing of ERP systems, including internal controls over such systems.

(4)	Audit-Related Fees in 2018 consist solely of fees related to the audit of U.S. GAAP transition work.

(5)	A breakdown of All Other Fees paid in 2018 is as follows:

U.S. GAAP transition accounting advice	US$194,000
Transaction advice - terminated acquisition of Neo Performance Materials Inc.	US$133,000
Additional SAS 100 reviews - terminated acquisition of Neo Performance Materials Inc.	US$56,000
Other	US$3,000

AUDIT COMMITTEE REPORT

In connection with the financial statements for the year ended December 31, 2019, the Audit Committee has:

▪
reviewed and discussed our audited U.S. GAAP consolidated financial statements and U.K. statutory financial statements for the year ended December 31, 2019 with management and PricewaterhouseCoopers LLP, our independent registered public accounting firm;

▪	discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 1301 and Rule 2-07 of SEC Regulation S-X; and

▪
received the written disclosures and the letter from PricewaterhouseCoopers LLP, as required by applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed PricewaterhouseCoopers LLP's independence with representatives of the firm.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on March 10, 2020. The Board approved these inclusions.

THE AUDIT COMMITTEE

Clive Snowdon
David Landless
Lisa Trimberger
Richard Hipple

EQUITY COMPENSATION PLAN INFORMATION

The following table gives aggregate information under all equity compensation plans of the Company as of December 31, 2019.

	Number of securities to be issued upon vesting and exercise of outstanding share awards	Weighted-average vesting and exercise price of outstanding share awards	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)(2)	313,725	N/A (3)	436,275
Equity compensation plans not approved by security holders (4)(5)(6)(7)	464,508	$0.75	560,510
Total	778,233		996,785
_____________________

(1)	As of December 31, 2019, 198,254 shares were available for issuance under the Employee Stock Purchase Plan (“ESPP”), which became effective in May 2014.

(2)
As of December 31, 2019, 238,021 shares were available for issuance under the Share Incentive Plan (“SIP”), which became effective in May 2014. The number of £0.50 ordinary shares registered under this plan is currently 500,000.

(3)
Shares awarded under the ESPP and SIP are allocated based on payroll contributions made by employees of the Company. The nominal value of the shares of the Company are £0.50 per share (c. $0.66 per share at December 31, 2019, exchange rates). No exercise price is associated with employees receiving shares under these Plans.

(4)
As of December 31, 2019, 560,510 shares remained available for issuance under the Long-Term Umbrella Incentive Plan (“LTIP”) and the Non-Executive Directors Equity Incentive Plan (“EIP”). Both Plans were established as part of the IPO arrangements in 2012.

The LTIP is used to grant awards to the Executive Officers as well as senior and junior managers in Luxfer. A variety of different awards can be granted under the LTIP. The maximum value of awards under the rules of the LTIP that can be granted to the Chief Executive Officer and Other Executive Directors is defined in the Remuneration Policy.
The EIP is used to grant annual awards to Non-Executive Directors as part of their fees. The value of the award is up to 55% of the annual retainer fee of a Non-Executive Director. These awards are made the day after the Annual General Meeting of Luxfer in each year and vest the day before the following AGM. Annual awards are usually made as restricted stock units. They are paid out immediately on vesting, together with dividends that have been accumulated during the vesting period. New Non-Executive Directors cannot participate in the annual awards until they have served six months; however, the awards they would have earned from the date of appointment are added to the next annual award provided they are re-elected at the AGM.

(5)
In 2012, as part of the IPO arrangements, the Company implemented the Executive Officer IPO Stock Option Grant Agreement. All the options made available under this Agreement have been exercised or have now lapsed. As a result, information in respect of this Agreement has been excluded from the above analysis.

(6)
In 2012, as part of the IPO arrangements, the Company implemented the Non-Executive Officer IPO Stock Option Grant Agreement. All the options made available under this Agreement have been exercised or have now lapsed. As a result, information in respect of this Agreement has been excluded from the above analysis.

(7)
In 2007, prior to the 2012 IPO, the Company implemented the Luxfer Holdings Executive Share Options Plan (“ESOP 2007”). All the options made available under the 2007 Plan have been exercised. As a result, information in respect of the ESOP 2007 has been excluded from the above analysis.

SECURITY OWNERSHIP

The following table contains information concerning the beneficial ownership of our ordinary shares as of March 1, 2020, by each Director and Director nominee, by each Named Executive Officer listed in the Summary Compensation Table, and by all Directors and Executive Officers as a group. Our ordinary shares subject to share awards that are currently exercisable or exercisable within 60 days of March 1, 2020, are considered outstanding and beneficially owned by the person holding the awards for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Based on a review of filings with the SEC, the following table also contains information concerning each person we know who beneficially owned more than 5% of our ordinary shares as of December 31, 2019.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors, Director Nominees and Named Executive Officers: David Landless (1)	9,904	*%
Clive Snowdon (2)	6,447	*%
Richard Hipple (3)	3,044	*%
Allisha Elliott	0	—%
Lisa Trimberger (4)	5,000	*%
Alok Maskara (5)	203,002	*%
Heather Harding (6)	38,128	*%
Andrew Butcher (7)	105,682	*%
James Gardella (8)	60,548	*%
Graham Wardlow (9)	39,409	*%
Aggregate Directors and Executive Officers (14 individuals)(10)	503,200	1.83%
5% Shareholders: FMR LLC (11)	5,193,313	18.95%
Wellington Management Company LLP(12)	3,551,633	12.96%
Paradice Investment Management LLC (13)	2,632,226	9.6%
Nantahala Capital Management, LLC (14)	2,432,531	8.9%
William Blair Investment Management, LLC (15)	1,489,042	5.4%
BlackRock, Inc. (16)	1,433,737	5.2%
_____________________

*	Representing less than 1% ownership.

(1)    Represents a shareholding of 9,904 ordinary shares.

(2)    Represents a shareholding of 6,447 ordinary shares, held jointly with spouse.

(3)    Represents a shareholding of 3,044 ordinary shares.

(4)	Represents a shareholding of 5,000 ordinary shares held by trust of which the Director is the sole beneficiary and the Director's spouse is the trustee.

(5)    Consists of (i) 154,925 ordinary shares and (ii) 48,077 ordinary shares issuable upon the vesting of restricted stock units within 60 days of March 1, 2020. Restricted stock units carry with them the right to receive accumulated dividends during the period, in shares. These dividends are credited when the award vests. These amounts have been reflected in the table above.

(6)    Consists of (i) 29,721 ordinary shares and (ii) 8,407 ordinary shares issuable upon the vesting of restricted stock units within
60 days of March 1, 2020. Restricted stock units carry with them the right to receive accumulated dividends during the period, in shares. These dividends are credited when the award vests. These amounts have been reflected in the table above.

(7)
Consists of (i) 89,384 ordinary shares and (ii) 16,298 ordinary shares issuable upon the vesting of restricted stock units within 60 days of March 1, 2020. Restricted stock units carry with them the right to receive accumulated dividends during the period, in shares. These dividends are credited when the award vests. These amounts have been reflected in the table above.

(8)
Consists of (i) 49,317 ordinary shares and (ii) 11,231 ordinary shares issuable upon the vesting of restricted stock units within 60 days of March 1, 2020. Restricted stock units carry with them the right to receive accumulated dividends during the period, in shares. These dividends are credited when the award vests. These amounts have been reflected in the table above.

(9)    Consists of (i) 26,387 ordinary shares, including 7,520 ordinary shares held by spouse and (ii) 13,022 ordinary shares issuable upon exercise of stock options within 60 days of March 1, 2020. Stock options carry with them the right to receive accumulated dividends during the period, in shares. These dividends are credited when the award vests. These amounts have been reflected in the table above.

(10)     Consists of (i) 389,154 ordinary shares and (ii) 26,130 ordinary shares issuable upon exercise of stock options within 60 days of March 1, 2020 and (iii) 87,916 ordinary shares issuable upon the vesting of restricted stock units within 60 days of
March 1, 2020. Such amounts include (i) 15,025 ordinary shares and (ii) 13,108 ordinary shares issuable upon exercise of stock options within 60 days of March 1, 2020 and (iii) 3,903 ordinary shares issuable upon the vesting of restricted stock units within 60 days of March 1, 2020 held by Executive Officers not listed in the table above. Restricted stock units and stock options carry with them the right to receive accumulated dividends during the period, in shares. These dividends are credited when the award vests. These amounts have been reflected in the table above.

(11)     Based solely on a Schedule 13G/A filed by FMR LLC and Abigail P. Johnson on February 6, 2020, FMR LLC has sole voting power with respect to 34,249 shares and sole power to dispose or direct the disposition of 5,193,313 shares. The principal business address for the entity is 245 Summer Street, Boston, Massachusetts 02210.

(12)     Based solely on a Schedule 13G/A filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington
Investment Advisors Holdings LLP, and Wellington Management Company LLP on February 14, 2020, each of the aforementioned filers is deemed to be the beneficial owner with shared dispositive power of 3,524,983 shares and shared voting power with respect to 3,164,369 shares. The principal business address for each of these entities is 280 Congress
Street, Boston, Massachusetts 02210.

(13)     Based solely on a Schedule 13G/A filed by Paradice Investment Management LLC and Paradice Investment Management
Pty Ltd on February 7, 2020, both of the aforementioned filers is deemed to be the beneficial owner with shared dispositive power of 2,632,226 shares and shared voting power with respect to 2,070,409 shares. The principal business address for
Paradice Investment Management LLC is 257 Fillmore Street, Suite 200, Denver, Colorado 80206. The principal business address for Paradice Investment Management Pty Ltd is Level 27, The Chifley Tower, 2 Chifley Square, Sydney NSW 2000,
Australia.

(14)     Based solely on a Schedule 13G/A filed by Nantahala Capital Management, LLC, Wilmot B. Harkey, and Daniel Mack
on February 14, 2020, Nantahala Capital Management LLC, Wilmot B. Harkey, and Daniel Mack are deemed as beneficial owners with shared dispositive power of 2,432,531 shares and shared voting power of 2,432,531 shares. The principal business address for those beneficial owners is 130 Main Street, 2nd Floor, New Canaan, Connecticut 06840.

(15)     Based solely on a Schedule 13G filed by William Blair Investment Management, LLC on February 10, 2020, William Blair
Investment Management, LLC has sole voting power with respect to 1,215,323 shares and sole power to dispose or direct the disposition of 1,489,042 shares. The principal business address for the entity is 150 North Riverside Plaza, Chicago,
Illinois 60606.

(16)    Based solely on a Schedule 13G filed by BlackRock, Inc. on February 6, 2020, BlackRock, Inc. has the sole voting power with respect to 1,398,763 shares and sole power to dispose or direct the disposition of 1,433,737 shares. The principal business address for the entity is 55 East 52nd Street, New York, New York 10055.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's Directors and Officers, and persons who beneficially own more than 10% of the Company's ordinary shares, to file with the SEC initial reports of ownership and reports of changes in ownership relating to the Company's ordinary shares. Such persons are required by SEC regulations to furnish the Company with copies of all Forms 3, 4, and 5 in which they file. Based solely upon a review of the copies of such forms furnished to the Company, the Company believes that each of said persons who own more than 10% of the Company's ordinary shares complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2019.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2021
ANNUAL GENERAL MEETING OF SHAREHOLDERS

The deadline for submitting a shareholder proposal for inclusion in our proxy materials for our 2021 Annual General Meeting pursuant to SEC Rule 14a-8 is December 23, 2020. Any such proposal must meet the rules and regulations of the SEC, including Rule 14a-8, for such proposals to be eligible for inclusion in our proxy statement and form of proxy for our 2021 Annual General Meeting.

In addition, our Articles of Association establish an advance notice procedure outside of Rule 14a-8 for shareholders who wish to present nominations for the election of Directors at an annual general meeting. Any such nominations must be submitted in accordance with the requirements of our Articles, which provide that no person other than a Director retiring at the general meeting shall be appointed or re-appointed a Director at any general meeting unless he or she is recommended by the Board of Directors, or, not less than 7 nor more than 42 days before the day appointed for the meeting, notice in writing by a member qualified to vote at the meeting has been given to the Secretary with the intention to propose the person for appointment, together with confirmation in writing by that person of his or her willingness to be appointed.

Shareholder proposals or nominations pursuant to any of the foregoing should be sent to us at our headquarters: c/o Company Secretary, Luxfer Holdings PLC, Lumns Lane, Manchester M27 8LN, United Kingdom.

SHAREHOLDERS SHARING AN ADDRESS
In addition to furnishing proxy materials electronically, we take advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one set of proxy materials is delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders.
If you are a shareholder sharing an address and wish to receive a separate copy of the proxy materials, you may so request by contacting Computershare by phone at 1-866-641-4276 or by email to investorvote@computershare.com (please include “Proxy Materials Luxfer Holdings PLC” in the subject line and include your full name and address). A separate copy will be promptly provided following receipt of your request, and you will receive separate materials in the future.
If you currently share an address with another shareholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting Computershare at the number or email address shown above.

WHERE YOU CAN FIND MORE INFORMATION
Luxfer files annual, quarterly, and special reports; proxy statements; and other information with the SEC. You may read and copy any document that Luxfer files at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Luxfer. The SEC’s Internet site can be found at http://www.sec.gov.
Any shareholder wishing to review, without charge, a copy of our 2019 Annual Report on Form 10-K (without exhibits) filed with the SEC or any other documents incorporated by reference in this Proxy Statement should write to us at our headquarters: c/o Company Secretary, Luxfer Holdings PLC, Lumns Lane, Manchester M27 8LN, United Kingdom. We can also be reached by telephone at +44 (0) 161-300-0700.

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APPENDIX A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
The following table of non-GAAP summary financial data presents a reconciliation of net income to adjusted net income, adjusted earnings per share, adjusted EBITA (also referred to as Management EBITA), adjusted EBITDA, adjusted operating cash flow, and organic revenue for the periods presented, being the most comparable GAAP measure.
Management believes that adjusted net income, adjusted earnings per share, adjusted EBITDA, adjusted operating cash flow, and organic revenue are key performance indicators (“KPIs”) used by the investment community and that such presentation will enhance an investor’s understanding of the Company’s operational results. In addition, Luxfer’s CEO, CFO, and other senior management use these KPIs, among others, to evaluate business performance. However, investors should not consider these metrics in isolation as an alternative to net income and earnings per share when evaluating Luxfer’s operating performance or measuring Luxfer’s profitability.

	Years ended December 31,
In millions except per share data	2019	2018	2017	2016
Net income	3.1	25.0	16.6	17.8
Accounting charges / (credits) relating to acquisitions and disposals of businesses:
Unwind of discount on deferred consideration	0.2	0.2	0.2	0.4
Amortization on acquired intangibles	1.2	1.2	1.3	1.0
Acquisitions and disposals	1.4	4.3	(1.3)	0.0
Defined benefit pension (credit) / expense	(1.3)	(4.7)	(4.2)	2.8
Restructuring charges	25.9	13.4	8.4	0.4
Impairment charges	5.0	7.2	3.7	0.0
Other charges (1)	2.5	0.0	5.8	0.0
Other general income	0.0	0.0	0.0	(2.5)
Share-based compensation charges	4.5	4.8	2.2	1.4
Impact of U.S. tax reform	0.0	0.0	(2.0)	0.0
Other non-recurring tax items	0.0	(2.9)	0.0	0.0
Income tax thereon	(2.7)	(1.7)	(3.1)	(0.8)
Adjusted net income	39.8	46.8	27.6	20.5
Adjusted earnings per ordinary share
Diluted earnings per ordinary share	0.11	0.90	0.62	0.67
Impact of adjusted items	1.32	0.79	0.41	0.10
Adjusted diluted earnings per ordinary share (2)	1.43	1.69	1.03	0.77
_____________________

(1)     In prior years, other charges include legal expenses and costs incurred in relation to settlement of patent infringement litigation against a competitor and costs incurred in relation to the conversion of the Company's ADR listing to a direct listing of ordinary shares on the New York Stock Exchange. Specifically, in 2019, other charges relate to a project to remove low-level, naturally occurring radioactive material from a redundant building at Elektron's Manchester, U.K. site. The project includes remediation of a legacy environmental issue and is expected to complete in the second quarter of 2020, with no significant further costs envisioned.

(2)    For the purpose of calculating diluted earnings per share, the weighted average number of ordinary shares outstanding during the financial year has been adjusted for the dilutive effects of all potential ordinary shares and share options granted to employees.

	Years ended December 31,
In millions	2019	2018	2017	2016
Adjusted net income	39.8	46.8	27.6	20.5
Add back / (deduct):
Impact of U.S. tax reform	0.0	0.0	2.0	0.0
Other non-recurring tax items	0.0	2.9	0.0	0.0
Income tax thereon	2.7	1.7	3.1	0.8
Income tax expense	6.7	5.5	3.3	6.8
Net finance costs	4.6	4.6	6.3	6.0
Adjusted EBITA (1)	53.8	61.5	42.3	34.1
Loss on disposal of PPE	0.2	0.3	0.0	0.2
Depreciation	14.1	17.8	17.0	17.0
Adjusted EBITDA	68.1	79.6	59.3	51.3
Adjustments to reconcile from U.S. GAAP (2)	0.0	0.0	2.0	3.5
Changes in assets and liabilities, net of effects of business acquisition	(5.2)	3.8	5.7	(8.3)
Non-restructuring capital expenditures	(12.7)	(10.3)	(11.3)	(18.4)
Equity income of unconsolidated affiliates	(0.7)	(0.4)	(0.1)	(0.5)
UK pension deficit funding contributions	(5.2)	(5.5)	(7.2)	(6.1)
Adjusted operating cash flow	44.3	67.2	48.4	21.5
Organic revenue
Group revenue	443.5	487.9	441.3	414.8
Deduct:
Czech divestiture	(7.6)	(18.7)	(18.9)	(15.8)
Organic revenue	435.9	469.2	422.4	399.0
Organic revenue (decline) / growth	(7.1)%	11.1%	5.9%	(8.1)%
_____________________
(1)    Also referred to in this Proxy Statement as Management EBITA.

(2)    Prior to 2018, Luxfer was a Foreign Private Issuer and reported under IFRS as adopted by the E.U. (“IFRS E.U.”), which differs in certain respects from U.S. generally accepted accounting principles (“U.S. GAAP”). The adjusted EBITDA figures for 2017 and 2016 reported under U.S. GAAP in our Annual Report on Form 10-K have been reconciled to IFRS E.U. for the purposes of reconciliation to the non-GAAP adjusted operating cash flow metrics.

APPENDIX B: MEMORANDUM OF TERMS OF FORM REPURCHASE CONTRACT
PURSUANT TO RULE 10B5-1

This Memorandum summarizes the material terms of the form repurchase contract pursuant to Rule 10b5-1 of the U.S. Securities Exchange Act of 1934 (the "Repurchase Plan"). In accordance with Section 696 of the Companies Act 2006, a copy of the form repurchase contract will be made available to shareholders to inspect at the Company's registered office, located at Lumns Lane, Manchester M27 8LN, United Kingdom, from the date of this Proxy Statement through the date of the Annual General Meeting, and, again, at the Annual General Meeting.

1.	Parties. Luxfer Holdings PLC ("Company") and Robert W. Baird & Co. Incorporated ("Baird").

2.
Plan Type. It is the Company's and Baird's intent that the Repurchase Plan will comply with the requirements of Rule 10b5-1(c)(1)(i)(B) and Rule 10b-18 under the U.S. Securities Exchange Act of 1934 ("Exchange Act"). The Repurchase Plan shall be interpreted to comply with the requirements thereof.

3.
Implementation of the Plan. Prior to the commencement of the transactions contemplated by the Repurchase Plan, the parties shall agree in writing certain terms in respect of the proposed repurchases, including the Plan Term, Trade Dates, Price Limit, Amount Limit, and Repurchase Formula. These terms are subject to any stipulations provided in Resolution 12, including the maximum aggregate number of shares authorized to be repurchased. At the time of commencement, the Company will certify that it is not aware of material non-public information concerning the Company and it is entering into this Repurchase Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1.

4.
Purchases. During the Plan Term, Baird shall effect one or more purchases of ordinary shares as principal, having a maximum aggregate value of no more than the Amount Limit. Baird shall not purchase any ordinary shares at a price exceeding the Price Limit, and the maximum aggregate number of ordinary shares which may be purchased pursuant to the Repurchase Plan shall not exceed the Amount Limit. Baird is authorized and directed to use its discretionary authority to purchase ordinary shares on behalf of the Company according to the terms of the Repurchase Plan, and the Company will not be consulted or provided notice prior to such purchases unless a duly authorized representative of the Company revokes or modifies the Repurchase Plan in a writing that is delivered to Baird at least three (3) days prior to the next scheduled Trade Date. In making such purchases, Baird will comply with Rule 10b-18 of the Exchange Act and the rules and regulations promulgated thereunder. Baird shall effect purchases of ordinary shares under the Repurchase Plan in "riskless principal transactions'' as defined in Rule 10b-18(a)(12) of the Exchange Act. The Company agrees not to take any action that would cause any purchase in the open market not to comply with Rule 10b-18, nor to attempt to influence when or whether purchases are made by Baird. Baird shall sell to the Company, and the Company shall purchase from Baird, the ordinary shares repurchased under the Repurchase Plan. Baird will procure that any ordinary shares to be sold by Baird to the Company is transmitted or delivered by DWAC or similar means of transmission so that such ordinary share is withdrawn from the facilities of the Depositary Trust Company and the Company receives the ordinary share in record form.

5.
Settlement and Payment Obligations. Any repurchase will be assumed to be for regular way settlement, unless otherwise specified in the Repurchase Plan. The Company will fund its Baird account with sufficient amounts to cover the entire purchase price for shares purchased pursuant to the Repurchase Plan, together with all brokerage commissions and transaction costs. If the Company's account does not contain sufficient immediately available funds to timely satisfy such purchase and payment obligations, Baird is authorized and directed to, in its discretion, sell other securities held in the Company's account to satisfy such purchase obligations or to not effect or cancel any purchases of ordinary shares and/or terminate the Repurchase Plan.

6.
Confirmation. Baird will provide information regarding purchases of ordinary shares daily to the Company by email or by phone, followed by trade details and confirmations via email or such other methods as are agreed between the Company and Baird.

7.
Termination of Repurchase Plan. Following the commencement of the Plan Term, the Repurchase Plan shall terminate on the earliest of: (i) the date an aggregate purchase amount of ordinary shares (exclusive of commissions and transaction costs) equal to the Amount Limit have been purchased pursuant to the Repurchase Plan; (ii) the date on which the Plan Term ends; (iii) promptly after receipt of written notice by a duly authorized representative of the Company to cancel any otherwise scheduled repurchase of shares at least three (3) days prior to the next scheduled Trade Date; (iv) the date of a public announcement of a merger, acquisition, reorganization, recapitalization, or comparable transaction affecting the Company as a result of which either (a) the ordinary shares are to be exchanged or converted into other securities or property or (b) the alternate volume calculations set forth in Rule 10b-18(a)(13) have become effective; or (v) the date on which Baird receives notice of the intended or actual commencement of any proceedings in respect of or triggered by the Company's bankruptcy, insolvency, or similar proceeding.

In accordance with Section 696(3) of the Companies Act 2006, the following is a list of the holders of Luxfer Holdings PLC’s ordinary shares to which the repurchase contract relates: Cede & Company.

APPENDIX C: MEMORANDUM OF TERMS OF FORM REPURCHASE CONTRACT
IN RELATION TO DEFERRED SHARES

This Memorandum summarizes the material terms of the form repurchase contract in relation to the Company's deferred shares. In accordance with Section 696 of the Companies Act 2006, a copy of this Memorandum will be made available to shareholders to inspect at the Company's registered office, located at Lumns Lane, Manchester M27 8LN, United Kingdom, from the date of this Proxy Statement through the date of the Annual General Meeting, and, again, at the Annual General Meeting.

The deferred shares in Luxfer Holdings PLC ("Company") were allotted in 2007 following a debt refinancing. These, as well as ordinary shares, were issued to shareholders and creditors in exchange for debt.
There are currently 761,835,318,444 deferred shares issued. The rights of these deferred shares are set out in the Company’s Articles of Association as follows:
▪The holders of deferred shares shall not be entitled to receive any dividend or other distribution;
▪On a winding up (but not otherwise) the holders of deferred shares shall be entitled to the repayment of the paid-up nominal amount on their deferred shares, but only after any payment to the holders of ordinary shares of an amount equal to 100 times the amount paid up on such ordinary shares; and
▪The holders of deferred shares shall not be entitled to receive notice of or attend or vote at any general meeting of the
Company.

Due to the large number of deferred shares in existence, the Company wishes to facilitate a share repurchase in order to ‘clean up’ the Company's balance sheet.

Therefore, the Company is requesting approval of the terms of the form of a share repurchase contract and authority to make off-market purchases for the total number of deferred shares outstanding.
Under Section 694 of the Companies Act 2006, the Company may repurchase the shares as part of an off-market transaction. There are no minimum or maximum price limits for off-market share repurchases, and due to the value of the deferred shares, we intend on offering each holder of deferred shares a nominal payment for the shares they own. Following the repurchase of the deferred shares, the deferred shares will be canceled in accordance with Section 724 of the Companies Act 2006.
Under applicable U.S. securities law, a Schedule TO is required to be filed with the U.S. Securities and Exchange Commission ("SEC") in compliance with Section 14(d) and (e) of the U.S. Securities Exchange Act of 1934. This tender offer must remain open for twenty days. Therefore, the Company is also seeking authorization for the filing of a Schedule TO with the SEC.
In accordance with Section 696(3) of the Companies Act 2006, a list of the holders of Luxfer Holdings PLC’s deferred shares is attached hereto as Exhibit A.

APPENDIX C: MEMORANDUM OF TERMS OF FORM REPURCHASE CONTRACT
IN RELATION TO DEFERRED SHARES

EXHIBIT A

In accordance with Section 696(3) of the Companies Act 2006, the following is a list of the holders of Luxfer Holdings PLC’s deferred shares to which the repurchase contract relates:

BW SIPP TRUSTEES LIMITED A/C SIPP 4106	CITIGROUP GLOBAL MARKETS INC
DAVID RIX	BKS BANK AG
PETER HASLEHURST	VIDACOS NOMINEES A/C SL059
BRUNO ARFAOUI	PACIFICOR FUND II LP
CHRISTOPHER DAGGER	OLD GROWTH HOLDINGS S.A
EDWARD HAUGHEY	CORE WEALTH INSURANCE DEDICATED FUND LP
NEIL KERSHAW	THE COCA COLA RETIREMENT FUND
PETER MOLES	HVB LUXEMBOURG S.A
LINDA SEDDON	CORE WEALTH FUND LP
SIMON TARMEY	CORE WEALTH FUND LP
BW SIPP TRUSTEES LIMITED A/C SIPP 4107	CORE WEALTH FUND LP
STEPHEN WILLIAMS	CORE WEALTH FUND LP
ROBERT BAILEY	CORE WEALTH FUND LP
DICK HIRONS	CORE WEALTH FUND LP
BRIAN PURVES	CORE WEALTH OFFSHORE FUND LTD
BG PURVES RETIREMENT TRUST	CORE WEALTH OFFSHORE FUND LTD
JOHN RHODES	CORE WEALTH OFFSHORE FUND LTD
ANDREW BEADEN	HSBC CLIENT HOLDINGS NOMINEE (UK) LIMITED A/C 636180
DUNCAN BANKS	JOHN DIBBLE
MICHAEL EDWARDS	AVENUE EUROPE INVESTMENTS LP
AVENUE EUROPE INVESTMENTS LP	CDP GLOBAL OPPORTUNITIES FUND LP
PERSHING LLC	AVENUE EUROPE INTERNATIONAL MASTER LP
MKM LONGBOAT MULTI-STRATEGY MASTER FUND LIMITED	AVENUE EUROPE INTERNATIONAL MASTER LP
LITESPEED MASTER FUND LTD	BBHISL NOMINEES LIMITED A/C 126090
EGI-FUND (O5-07) INVESTORS, LLC	BBHISL NOMINEES LIMITED A/C 126711
BARCLAYS BANK PLC	VIDACOS NOMINEES LIMITED A/C DMG7
ALERION EQUITIES, LLC	GOLDMAN SACHS SECURITIES (NOMINEES) LIMITED
ROCK NOMINEES LIMITED A/C 1615375	AVENUE EUROPE INTERNATIONAL MASTER LP
NCB TRUST LIMITED A/C BEAR STEVEN WEISSMAN (HELD ON BEHALF OF LONGACRE CAPITAL PARTNERS (QP), L.P)	AVENUE EUROPE INTERNATIONAL MASTER LP
NCB TRUST LIMITED A/C BEAR STEVEN WEISSMAN (HELD ON BEHALF OF LONGACRE EUROPE II, LIMITED)	CYPRESS MANAGEMENT MASTER, LP
NCB TRUST LIMITED A/C BEAR STEVEN WEISSMAN (HELD ON BEHALF OF LONGACRE EUROPEAN MASTER FUND LP)	CYPRESS MANAGEMENT MASTER, LP

NCB TRUST LIMITED A/C BEAR STEVEN WEISSMAN (HELD ON BEHALF OF LONGACRE MASTER FUND LIMITED)	GREYWOLF CAPITAL OVERSEAS FUND
ROCK (NOMINEES) LIMITED A/C 0773767	GCOF SPVI
THE ORR MACKINTOSH FOUNDATION	GREYWOLF CAPITAL PARTNERS II LP
MORGAN STANLEY & CO INTERNATIONAL PLC	GCPII SPVI
LUMINA TRUSTEE LIMITED	LACHMAN ADVISORS, LLC
MERRILL LYNCH INTERNATIONAL	LACHMAN ADVISORS, LLC
MERRILL LYNCH INTERNATIONAL	UBS PRIVATE BANKING NOMINEES LIMITED
MERRILL LYNCH INTERNATIONAL	EES TRUSTEES INTERNATIONAL LIMITED
STONEHILL MASTER FUND LTD	BREWIN NOMINEES LIMITED A/C GROSS
STONEHILL INSTITUTIONAL PARTNERS, LP

Luxfer Holdings PLC
("Company")

LUXFER

VOTE

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LUXFER HOLDINGS PLC (the "Company")
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
JUNE 3, 2020 AT 2:00 P.M. UK TIME
AT LUXFER MEL TECHNOLOGIES,
LUMNS LANE,
MANCHESTER, M27 8LN, UNITED KINGDOM.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Luxfer Holdings PLC

Appointment of Proxyholder

I/We, being a member of the Company, hereby appoint the Chair of the meeting, or the following person (see Note 1)

Please leave this box blank if you have selected the Chair. Do not insert your own name(s).

Please indicate the number of shares this proxy is appointed over (if less than your full voting entitlement).

as my/our proxy to exercise all or any of my/our rights to attend, speak and vote in respect of my/our voting entitlement on my/our behalf at the Annual General Meeting of the Company to be held at the Company's registered address and location of the UK part of it's Luxfer MEL Technologies business, Lumns Lane, Manchester, United Kingdom, M27 8LN on June 3, 2020 and at any adjournment thereof. My/our proxy is to vote on the resolutions as indicated on the reverse side of this card.

* For the appointment of more than one proxy, see Note 3.

If you fail to select any of the given options, the proxy is authorised to vote (or abstain from voting) at his or her discretion on the specified resolutions. The proxy is also authorised to vote (or abstain from voting) on any other business which may properly come before the meeting.

This Form of Proxy is solicited by and on behalf of the Board of Directors.

Notes to proxy:

1. A member may appoint a proxy or proxies (who need not be a member of the Company) to exercise all or any of his rights to attend, speak and vote at the meeting. If you wish to appoint a proxy other than the Chair of the meeting, delete the words "the Chair of the Meeting" and insert the name and address of your proxy in the space provided. Please initial the amendment (unless you are completing an e-mail or online version).
2. If the proxy is being appointed in relation to less than your full voting entitlement, please enter in the box next to the proxy holder's name the number of shares in relation to which they are authorised to act as your proxy. If left blank your proxy will be deemed to be authorised in respect of your full voting entitlement (or if this proxy form has been issued in respect of a designated account for a shareholder, the full voting entitlement for that designated account).
3. A member can appoint more than one proxy in relation to the meeting, provided that each proxy is appointed to exercise the rights attaching to different shares held by him. To appoint more than one proxy you must complete a separate form of proxy for each proxy. Additional proxy forms may be obtained by contacting the company's registrars or you may photocopy this form. Please indicate in the box next to the proxy holder's name the number of shares in relation to which they are authorised to act as your proxy. Please also indicate by ticking the box provided if the proxy instruction is one of multiple instructions being given. All forms must be signed and, if returned by post, should be included in the same envelope.
4. The proxy must attend the meeting in person to represent you. The completion of a form of proxy does not preclude the member from attending or voting in person.
5. Please indicate how you wish your proxy to vote on the resolutions by inserting 'X' in the appropriate space on the reverse side of this card. Any alteration made to this form of proxy should be initialled by the person signing it.
6. In the case of a corporation the proxy must be under its common seal or be signed on its behalf by an attorney or a duly authorised office of the corporation or in such other manner as may be approved by the directors. In the case of an individual the proxy must be signed by the appointor or the appointor's attorney or in such other manner as may be approved by the directors. Where an appointment of a proxy is signed or authenticated in accordance with the above on behalf of the appointor by an attorney, the Company may treat the appointment as invalid unless the power of attorney or a notarially certified copy of the power of attorney is submitted to the Company.
7. In the case of joint holders the signature of only one of the joint holders is required but, if more than one votes, the vote of the first named on the register of members will be accepted to the exclusion of other joint holders.

C Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND C ON BOTH SIDES OF THIS CARD.

LUXFER

This statement is being provided in accordance with SEC Rule 14a-6(d). Definitive copies of the proxy statement and form of proxy are intended to be filed with the SEC on April 22, 2020 and released to security holders on the same date.

Luxfer Holdings PLC Lumns Lane, Manchester, M27 8LN
T +44 (0) 161 300 0600 **www.luxfer.com**

Registered Office: Luxfer Holdings PLC, Lumns Lane, Manchester, M27 8LN
Company Registration No. 3690830